Exhibit 2.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT, dated as of August 8, 2012, is by and between GameTech International, Inc., a Delaware corporation; GameTech Arizona Corp., an Arizona corporation; GameTech Canada Corp., a corporation organized under the laws of Nova Scotia; and GameTech Mexico S. de R.L. de C.V., a company organization under the laws of Mexico (each a “Seller” and, collectively, “Sellers”), YI GT Acquisition, Inc., a Delaware corporation (“Buyer”), and solely with respect to Section 2.06(f), Yuri Itkis Gaming Trust of 1993 (the “Trust”).

RECITALS

A.           The Sellers are engaged in the business of developing, manufacturing, marketing, distributing and supporting a variety of gaming entertainment products and systems including, but not limited to, products and systems for the bingo market (as currently conducted by Sellers, the “Bingo Business”) and products and services for the video lottery terminal market (as currently conducted by the Sellers, the “VLT Business” and, together with the Bingo Business, the “Business”).

B.           On July 2, 1012 (the “Petition Date”), each of the Sellers filed voluntary petitions for reorganization relief (the “Bankruptcy Cases”) pursuant to chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy  Court for the District of Delaware (the “Bankruptcy Court”).

C.           Sellers desire to sell to Buyer (or one or more Affiliates of Buyer designated by Buyer), and Buyer (directly or through one or more Affiliates of Buyer designated by Buyer) desires to acquire from Sellers, the Acquired Assets, and Buyer (directly or through its designated Affiliate(s)) is willing to assume the Assumed Obligations, all upon the terms and subject to the conditions of this Agreement.

D.           The Trust is the sole stockholder of Buyer.

E.           Buyer and Sellers desire that the Acquired Assets be sold pursuant to the terms of this Agreement and an order entered by the Bankruptcy Court approving such sale under Section 363 of the Bankruptcy Code, as provided in a sale order substantially in the form set forth in Exhibit A or as is otherwise acceptable to Sellers and Buyer (the “Sale Order”), and the assumption and assignment of the Assumed Executory Contracts under Section 365 of the Bankruptcy Code.

F.           The transactions contemplated by this Agreement are subject to the approval of the Bankruptcy Court and will be consummated only pursuant to the Sale Order to be entered in the Bankruptcy Cases.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual representations, warranties, covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Sellers agree as follows:

ARTICLE 1

DEFINITIONS

1.01           Definitions.  Any capitalized term used but not otherwise defined in this Agreement has the meaning ascribed to such term in Appendix A to this Agreement.

1.02           Interpretation.  The definitions set forth or referred to in Appendix A shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The headings to the Articles and Sections are for convenience of reference and shall not affect the meaning or interpretation of this Agreement.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.  All references herein to Articles, Sections, Exhibits, Appendices, and Schedules shall be deemed to be references to Articles and Sections of, and Exhibits, Appendices, and Schedules to, this Agreement unless the context shall otherwise require.  Unless the context shall otherwise require, any reference to any contract, instrument, statute, rule or regulation is a reference to it as amended and supplemented from time to time (and, in the case of a statute, rule or regulation, to any successor provision).  Any reference in this Agreement to a “day” or a number of “days” (without the explicit qualification of “Business”) shall be interpreted as a reference to a calendar day or number of calendar days.  Any reference in this Agreement to $ or dollars shall mean U.S. dollars.  Any reference to any party to this Agreement or any other agreement or document shall include such party’s permitted successors and assigns.  The Exhibits, Appendices, and Schedules hereto are hereby incorporated by reference into, and shall be deemed a part of, this Agreement; provided, however, that no Exhibit consisting of a form of agreement or instrument shall be deemed to become effective until executed and delivered by the appropriate parties.

ARTICLE 2

PURCHASE AND SALE OF ASSETS

2.01           Acquired Assets.

(a)           Pursuant to Sections 105, 363, and 365 of the Bankruptcy Code, upon the terms and subject to the conditions of this Agreement and the Sale Order, at the Closing, each Seller shall sell, convey, assign, transfer and deliver to Buyer (or one or more Affiliates of Buyer designated by Buyer), free and clear of all Liens, Claims, Interests, and Encumbrances, and Buyer (directly or through one or more Affiliates of Buyer designated by Buyer) shall purchase, acquire, accept, and take assignment and delivery of, all properties, assets, rights, titles and interests of every kind and nature, owned, licensed or leased by such Seller, as the same shall exist at the Effective Time, whether tangible or intangible, real or personal and wherever located and by whomever possessed and whether held by such Seller, its Affiliates, or any Third Party other than the Excluded Assets (collectively the “Acquired Assets” but exclusive, in all cases, of the Excluded Assets).  Except as provided in the representations and warranties of Sellers in this Agreement (none of which representations and warranties will survive the Closing), the Acquired Assets are being purchased hereunder on an “as is” basis and with all faults.  Notwithstanding anything to the contrary in any other provision of this Agreement or any document or instrument executed pursuant hereto but without limiting the covenants of the Parties hereunder, to the extent that any of the Acquired Assets are leased, licensed or otherwise held by Seller pursuant to an agreement with a Third Party, Buyer (directly or through its designated Affiliate(s)) shall only acquire the right to use and possession, as applicable, of such Acquired Assets if the corresponding lease, license or other agreement is assigned to and assumed by Buyer (or its designated Affiliate(s)) pursuant to the Sale Order at the Closing.  The Acquired Assets shall include, without limitation, all of the following assets:

(i)           Cash and Cash Equivalents.  All cash and cash equivalents (including marketable securities and short-term investments) other than the Cash Purchase Price;

(ii)           Receivables.  All accounts, payment intangibles, general intangibles, chattel paper, letters of credit, notes receivable, checks, and instruments (the “Receivables”);

(iii)           Inventory.  All inventory of Seller Products and its components, wherever located and whether held by any Seller or any Third Party (it being understood that any such inventory may be in the possession of a Third Party at the Closing in the Ordinary Course of Business, and that the purchase and sale of such inventory shall not be conditioned upon Sellers obtaining possession of such inventory at the Closing), including all raw materials, work in process, samples, packaging, supplies, service parts, purchased parts and goods (collectively, the “Inventory”), any and all rights to market and sell all such Inventory and all warehouse receipts, bills of lading and similar documents;

(iv)           Machinery and Equipment.  All machinery and equipment (including manufacturing assembly and test equipment), fixed assets, tools (including lab tools), spare and replacement parts, maintenance equipment, materials, networks, computers, printers, servers, or other equipment, wherever located and whether held by any Seller or any Third Party (it being understood that any such machinery or equipment may be in the possession of a Third Party at the Closing in the Ordinary Course of Business, and that the purchase and sale of such machinery and equipment shall not be conditioned upon Sellers obtaining possession of such machinery and equipment at the Closing);

(v)           Personal Property. All office furnishings and furniture, display racks, shelves, decorations, fixtures, supplies and other tangible personal property (the “Personal Property”);

(vi)           Seller Intellectual Property Assets.  All Seller Intellectual Property Assets;

(vii)           Deposits and Advances. All performance and other bonds, letters of credit, security and other deposits, advances, advance payments, prepaid credits and deferred charges (the “Deposits and Advances”);

(viii)           Assumed Executory Contracts.  All rights and claims in, to and under the Contracts to which a Seller is a party or may be bound or receive benefits or by which the Acquired Assets or the Assumed Obligations may be affected as set forth on Exhibit B, including any offsetting claims and rights of recoupment in favor of Seller (collectively, as may be revised pursuant to the terms of this Agreement, the “Assumed Executory Contracts”); provided, however, that such Exhibit may be revised in accordance with Section 2.01(b);

(ix)           Books and Records.  All books, files, papers, agreements, correspondence, databases, information systems, programs, software, documents, records and documentation thereof related to any of the Acquired Assets or the Assumed Obligations, or used in the conduct of the Business, in whatever medium, including paper, electronic and otherwise, whether held by Seller or by any Third Party unless transfer of such records is prohibited by Law or such items constitute Excluded Assets pursuant to Section 2.02 (the “Books and Records”);

(x)           Governmental Approvals.  All Governmental Approvals (and pending applications therefor);

(xi)           Claims.  All commercial torts and other claims, choses-in-action, rights in action, rights to tender claims or demands to Sellers’ insurance companies (except to the extent the related insurance policy is an Excluded Asset), rights to any insurance proceeds (except to the extent the related insurance policy is an Excluded Asset), rights under any policy of insurance or tail under which Sellers are insured (except to the extent the related insurance policy is an Excluded Asset), rights to any Damages, and other similar claims including any attorney-client privileges related thereto (collectively, the “Seller Claims”) other than any and all claims and causes of action under Chapter 5 of the Bankruptcy Code including any attorney-client privileges related thereto (collectively, the “Chapter 5 Claims”);

(xii)           Goodwill.  All goodwill generated by or associated with the Business; and

(xiii)           Other Assets.  All other assets, properties, rights and claims related to the operations or conduct of the Business or which arise in or from the conduct thereof, including any attorney-client privileges related thereto other than the Excluded Assets.

(b)           Notwithstanding anything to the contrary in this Agreement, (i) Sellers shall not reject (or make any motion to reject) any Assumed Executory Contract, (ii) Sellers shall not reject (or make any motion to reject) any Contract set forth on Exhibit C prior to the Closing (collectively, the “Potential Assumed Executory Contracts”) unless expressly agreed to by Buyer in writing, and (iii) Buyer shall have the right, in its sole discretion, to exclude any asset of Sellers from, or include any asset of Sellers in, the Acquired Assets (including the right, in Buyer’s sole discretion, to exclude any Contract from, or include any Contract in, the definition of Assumed Executory Contract) by providing written notice to Sellers at least three (3) Business Days prior to the Closing.  Notwithstanding the foregoing sentence, Buyer may only revise Exhibit B to (A) add any Contract to such Exhibit after the filing of such Exhibit pursuant to Section 5.05(a) with the consent of the counterparty to such Contract and (B) remove any Assumed Executory Contract if (x) the Final Cure Cost associated with such Assumed Executory Contract exceeds an amount equal to 200% of the Estimated Cure Cost (provided it the Estimated Cure Costs is greater than $0) associated with such Assumed Executory Contract or (y) a breach of such Contract by Sellers has triggered non-monetary obligations of Sellers or any rights or defenses of the counterparty to such Contract that Buyer deems materially disadvantageous to Buyer.

(c)           For purposes of this Agreement, with respect to any Assumed Executory Contract or Potential Assumed Executory Contract, “Estimated Cure Cost” means Seller’s best estimate, as of the date of this Agreement, of the respective costs of cure required to be satisfied in order for Seller to assume and assign such Assumed Executory Contract and Potential Assumed Executory Contract as set forth on Exhibit B or Exhibit C.

2.02           Excluded Assets.  Notwithstanding anything to the contrary in Section 2.01, the following assets of Seller shall be retained by Seller and are not being sold or assigned to Buyer (or its designated Affiliate(s)) hereunder (collectively, the “Excluded Assets”).

(a)           Certain Cash.  The Cash Purchase Price;

(b)           Certain Claims.  Any Chapter 5 Claims and any Seller Claims that relate exclusively to an Excluded Asset and the attorney-client privileges related thereto;

(c)           Corporate Documents.  Corporate seals, certificates of incorporation, minute books, stock transfer records, or other records related to the corporate organization of Sellers;

(d)           Employee Benefit Contracts.  Seller Employee Benefit Plans and contracts of insurance for employee group medical, dental and life insurance plans;

(e)           Records.  All personnel records and other records that Sellers are required by applicable Law to retain in its possession;

(f)           Deposits.  Any Deposits and Advances solely related to any of the Excluded Assets or Excluded Liabilities;

(g)           Rights under Transaction Documents.  All rights of Sellers under the Transaction Documents;

(h)           Director and Officer Claims.  Any claims against Sellers’ directors and officers, other than claims for conversion of assets from any Seller, intentional misrepresentation to any Seller or fraud against Seller; and

(i)           Other Excluded Assets.  The Contracts not assumed by Buyer (directly or through its designated Affiliate(s)) hereby, and other assets of Sellers not transferred to Buyer (or its designated Affiliate(s)) as set forth on Exhibit D.

2.03           Assumed Obligations.

(a)           Upon the terms and subject to the conditions of this Agreement, effective at the Effective Time, Buyer (directly or through its designated Affiliate(s)) shall only assume from Sellers and thereafter only be responsible for the payment, performance or discharge of the following Liabilities (collectively, the “Assumed Obligations”):

(i)           the Liabilities and obligations of Sellers arising after the Effective Time under the Assumed Executory Contracts;

(ii)           the costs of cure required to be satisfied in order for Sellers to assume and assign each Assumed Executory Contract under Section 365 of the Bankruptcy Code as determined by the Bankruptcy Court (collectively, the “Final Cure Costs”); provided that the aggregate amount of such Final Cure Costs shall not exceed $203,000;

(iii)           all Liabilities arising out of the operation of the Acquired Assets and the Business for periods following the Closing Date;

(iv)           all Tax Liabilities relating to the Acquired Assets or the Business for a Tax period (or portion thereof) beginning on and after the Closing Date, but excluding all income Tax liabilities of Sellers for any Tax period;

(v)           all Liabilities incurred in the Ordinary Course of Business after the Petition Date which have been accrued but not yet paid; provided, that the aggregate amount of such Liabilities shall not exceed $250,000 and such Liabilities shall not include any professional fees or other costs of administering the Bankruptcy Code; and

(vi)           all Liabilities for distributor commissions, sale and use taxes, paid time off, and 503(b)(9) claims accrued during the post-petition period and in the Ordinary Course of Business; provided that the aggregate amount of such amounts shall not exceed $330,000.

2.04           No Other Liabilities Assumed.  Notwithstanding anything to the contrary in this Agreement, except for the Assumed Obligations, Buyer (directly or through its designated Affiliate(s)) shall not assume and shall not be in any way liable or responsible for (whether directly, indirectly, contingently or otherwise), any Liability of Sellers or any other Person, whether relating to or arising out of the Business, the Excluded Assets or the Acquired Assets or otherwise (collectively, the “Excluded Liabilities”).

2.05           Non-Assignable Assets.

(a)           Notwithstanding anything to the contrary in this Agreement, if pursuant to Section 365 or any other provision of the Bankruptcy Code any of the Assumed Executory Contracts or other Acquired Assets are held by the Bankruptcy Court, despite application of Section 365(f) of the Bankruptcy Code for Buyer’s benefit, to be non-assignable or transferable (each, a “Non-Assignable Asset”) without the consent of, or waiver by, a third party (each, an “Assignment Consent”), either as a result of the provisions thereof or applicable Law, and any of such Assignment Consents are not obtained by Sellers on or prior to the Closing Date, Buyer may elect in its sole discretion to have Sellers retain the Non-Assignable Asset and all Liabilities relating thereto to the extent provided for in the Sale Order (provided, that Sellers shall not be required to retain or perform under any Non-Assignable Asset unless Buyer funds any direct and indirect costs associated with such retention  or performance), and, in such case, this Agreement and the other Transaction Documents shall not constitute an assignment or transfer of such Non-Assignable Assets, and Buyer (directly or through its designated Affiliate(s)) shall not assume Sellers’ rights or obligations under such Non-Assignable Asset (and such Non-Assignable Asset shall not be included in the Acquired Assets).  Sellers shall provide reasonable cooperation to Buyer in Buyer’s efforts to obtain all such Assignment Consents after the Closing Date and thereafter assign to Buyer (or its designated Affiliate(s)) such Non-Assignable Assets.  Following any such assignment, such assets shall be deemed Acquired Assets for purposes of this Agreement.

(b)           After the Closing, Seller shall cooperate with Buyer to provide Buyer (or its designated Affiliate(s)) with all of the benefits of the Non-Assignable Assets as if the appropriate Assignment Consents had been obtained, including by granting subleases, sublicenses or other rights as appropriate and establishing arrangements whereby Buyer (or one or more Affiliates of Buyer designated by Buyer) shall undertake the work necessary to perform under the Assumed Executory Contracts, provided, that Sellers shall not be required to undertake or perform any such work unless Buyer funds any direct and indirect costs associated with such undertaking or performance.

2.06           Purchase Price.  The purchase price payable at the Closing by Buyer to Sellers for the Acquired Assets shall consist of the following (the “Purchase Price”):

(a)           the credit pursuant to Section 363(k) of the Bankruptcy Code of all indebtedness owing as of the Effective Time by GameTech International, Inc. to Buyer pursuant to the Amended and Restated Promissory Notes, dated June 15, 2011, issued by GameTech International, Inc. and held by Buyer (the “Seller Promissory Notes”);

(b)           the credit pursuant to Section 363(k) of the Bankruptcy Code of all DIP Obligations owing as of the Effective Time;

(c)           cash in an amount (the “Cash Purchase Price”) equal to $2,500,000 minus the amount of all DIP Obligations owing as of the Effective Time;

(d)           the assumption of the Assumed Obligations by Buyer (directly or through its designated Affiliate(s)); and

(e)           the payment of all Sales Taxes.

For the avoidance of doubt, Buyer reserves the right to increase the amount of the Purchase Price pursuant to the terms of the Bidding Procedures Order.

(f)           The Trust hereby guarantees the due and punctual payment of the Cash Purchase Price pursuant to Section 2.06(c) above and the payment of any monetary damages imposed upon Buyer by a court of competent jurisdiction as a result of Buyer’s breach of this Agreement.

2.07           Closing.  Upon the terms and subject to the conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall occur at the offices of Morrison & Foerster LLP, 755 Page Mill Road, Palo Alto, California 94304-1018, or such other place as Buyer and Sellers may mutually agree, as soon as practicable but in no event later than the third (3rd) Business Day following the date upon which all of the conditions set forth in ARTICLE 7 have been satisfied or waived in accordance with this Agreement, or upon such other date as Buyer and Seller may mutually agree; provided, however, that, absent an order from the Bankruptcy Court that rescinds the automatic fourteen (14) day stay following the entry of the Sale Order, Buyer may elect, in its sole discretion, to delay the Closing until a date not later than the fifteenth (15th) calendar day following the date upon which all of the conditions set forth in ARTICLE 7 have been satisfied or waived in accordance with this Agreement (the “Closing Date”).

2.08           Closing Deliveries by Seller.  At the Closing, Sellers shall (a) take all commercially reasonable steps necessary to place Buyer (or its designated Affiliate(s)) in actual possession and operating control of the Business and the Acquired Assets and (b) deliver to Buyer the following items, duly executed by Sellers, as applicable, all of which shall be in form and substance reasonably acceptable to Buyer and its counsel:

(a)           General Assignment and Bill of Sale.  General Assignment and Bill of Sale, substantially in the form set forth on Exhibit E, covering all of the applicable Acquired Assets (the “General Assignment and Bill of Sale”);

(b)           Assignment and Assumption Agreement.  Assignment and Assumption Agreement, substantially in the form set forth on Exhibit F, covering all of the Assumed Obligations (the “Assignment and Assumption”);

(c)           Intellectual Property Confirmatory Assignments.  Any and all documents necessary to properly record the assignment to Buyer (or its designated Affiliate(s)) of all of Seller’s right, title and interest in and to the Seller Intellectual Property Assets, including (i) a patent assignment substantially in the form set forth on Exhibit G, (ii) a copyright assignment substantially in the form set forth on Exhibit H, (iii) a trademark assignment substantially in the form set forth on Exhibit I, and (iv) a domain name assignment agreement substantially in the form set forth on Exhibit J;

(d)           Other Conveyance Instruments.  Such other specific instruments of sale, transfer, conveyance and assignment as Buyer may reasonably request;

(e)           FIRPTA Certificate.  A FIRPTA certificate, dated as of the Closing Date, substantially in the form set forth on Exhibit K;

(f)           Assumed Executory Contracts.  Originals (or, to the extent originals are not available, true and complete executed copies) of all Assumed Executory Contracts (together with all amendments, supplements or modifications thereto);

(g)           Books and Records.  The Books and Records; and

(h)           Officer’s Certificate.  A certificate duly executed by an officer of Seller, dated as of the Closing Date (in form and substance reasonably satisfactory to Buyer) certifying on behalf of Seller the matters in Section 7.01(a) and Section 7.01(b).

2.09           Closing Deliveries by Buyer.  At the Closing, Buyer shall (a) deliver to Sellers (i) the Assignment and Assumption duly executed by Buyer (or its designated Affiliate(s)) and (ii) deliver to Sellers a certificate, duly executed by a senior officer of Buyer, certifying the matters set forth in Section 7.02(a) and 7.02(b), in form reasonably satisfactory to Sellers and (b) pay the Cash Purchase Price by wire transfer of immediately available funds to the account or accounts designated in writing by Sellers.

2.10           Closing Deliveries by Buyer and Seller.  At the Closing, Buyer and Sellers shall deliver such other certificates, instruments or documents required pursuant to the provisions of this Agreement or otherwise reasonably necessary or appropriate to transfer the Acquired Assets and Assumed Obligations in accordance with the terms of this Agreement and consummate the transactions contemplated by this Agreement, and to vest in Buyer (or its designated Affiliate(s)) and its successors and assigns good and marketable title to the Acquired Assets, free and clear of all Liens, Claims, Interests and Encumbrances other than Permitted Liens.  For the avoidance of doubt, notwithstanding anything in the certificates, instruments or documents to be delivered in accordance with this Agreement, none of the representations and warranties in ARTICLE 3 and ARTICLE 4 shall survive the Closing.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the corresponding sections of the disclosure schedules prepared by Sellers and delivered to Buyer in connection with the execution and delivery of this Agreement (the “Seller Disclosure Schedule”), the Sellers hereby represent and warrant to Buyer as of the date of this Agreement as follows:

3.01           Organization, Good Standing, Qualification.  GameTech International, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, GameTech Arizona Corp. is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, GameTech Canada Corp. is a corporation duly organized, validly existing and in good standing under the laws of Nova Scotia, and GameTech Mexico S. de R.L. de C.V. is a company duly organized, validly existing and in good standing under the laws of Mexico, and each such entity has all necessary power and authority to own, lease and operate its properties and to carry on its business as now being conducted.  Except as a result of the commencement of the Bankruptcy Cases, each Seller is duly qualified or licensed as a foreign corporation to conduct business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

3.02           Authority; Enforceability.  Subject to the entry of the Sale Order, each Seller has all necessary corporate power and authority to execute and deliver this Agreement and the other Transaction Documents, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated by this Agreement and the other Transaction Documents.  The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation by each Seller of the transactions contemplated by this Agreement and the other Transaction Document have been duly and validly authorized by all requisite corporate action and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or the other Transaction Documents or to consummate the transactions contemplated hereby or thereby.  This Agreement has been, and at the Closing the other Transaction Documents will be, duly and validly executed and delivered by Sellers.  Subject to the entry of the Sale Order, this Agreement constitutes, and at the Closing the other Transaction Documents will constitute, the legal, valid and binding obligation of Sellers, enforceable against Sellers in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors’ rights generally and by the availability of equitable remedies and defenses, but giving effect to the Sale Order.

3.03           No Conflicts; Required Consents.  Subject to the entry of the Sale Order, the execution, delivery and performance of this Agreement and the other Transaction Documents by each Seller do not and will not, with or without notice or lapse of time:

(a)           conflict with, violate or result in any breach of (i) any of the provisions of such Seller’s certificate of incorporation, articles of incorporation, bylaws or other organizational or constitutional charter documents; (ii) any of the terms or requirements of any Governmental Approval held by such Seller or that otherwise relates to the Business or any of the Acquired Assets or Assumed Obligations; or (iii) any provision of any Assumed Executory Contract;

(b)           give any Governmental Authority or other Person the right to (i) declare a default of, exercise any remedy under, accelerate the performance of, cancel, terminate, modify or receive any payment under any Assumed Executory Contract or any Potential Assumed Executory Contract; or (ii) revoke, suspend or modify any Governmental Approval; or

(c)           require such Seller to obtain any Consent with respect to any Assumed Executory Contract, Potential Assumed Executory Contract or Governmental Approval or make or deliver any filing or notice to a Governmental Authority, other than filings with the Bankruptcy Court.

3.04           No Subsidiaries.  Other than GameTech Arizona Corp., GameTech Canada Corp. and GameTech Mexico S. de R.L. de C.V., each of which is a directly or indirectly wholly-owned subsidiary of GameTech International, Inc., none of the Sellers directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or Person.

3.05           Legal Proceedings.  Except for Claims that will be resolved, eliminated from the Acquired Assets, or discharged pursuant to the Sale Order of the Bankruptcy Court other than the Bankruptcy Case, there are no material Proceedings pending or, to the Knowledge of Sellers, threatened against, relating to or affecting Sellers with respect to the Business or any of the Acquired Assets which could reasonably be expected to have a Material Adverse Effect.  Except for Orders of the Bankruptcy Court, there are no Orders outstanding to which the Business or any of the Acquired Assets are subject.

3.06           Financial Statements.

(a)           Seller has delivered to Buyer (i) an audited balance sheet, and the related statement of operations, change in stockholders’ equity and cash flows, of Seller as of and for the fiscal year ended October 30, 2011, together with the notes thereto (the “Audited Financial Statements”), and (ii) the unaudited balance sheet, and the related unaudited income statement and statement of cash flows, of Seller as of and for the 13-week period ended May 1, 2012 (the “Unaudited Financial Statements” and together with the Audited Financial Statements, the “Financial Statements”).

(b)           All of the Financial Statements (i) are accurate and complete in all material respects, (ii) are consistent with the Books and Records, (iii) present fairly and accurately in all material respects the financial condition of Seller as of the respective dates thereof and the results of operations, changes in stockholders’ equity and cash flows of Seller for the periods covered thereby, and (iv) have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered; provided, however, that the Unaudited Financial Statements are subject to year-end adjustments consistent with past practice and do not contain footnotes required by GAAP.

3.07           Material Contracts.  Each material Contract to which a Seller is party that is necessary for such Seller to conduct the Business in the Ordinary Course of Business, including Business License Agreements (collectively, the “Material Contracts”), is indicated by an asterisk (*) on Exhibit B or Exhibit C.  There are no Material Contracts that are not listed on Exhibit B or Exhibit C.  Sellers have made available to Buyer true and complete executed copies of all Material Contracts (or written summaries of the material terms thereof, if not in writing), including all amendments, supplements, modifications and waivers thereof.

3.08           Title.  Sellers own, lease or, to the Knowledge of Sellers, have the legal right to use all the Acquired Assets, and Buyer will (subject to entry of the Sale Order and Section 2.05) be vested, to the maximum extent permitted by Sections 363 and 365 of the Bankruptcy Code, with good and valid title to the Acquired Assets free and clear of all Liens, Claims, Interests and Encumbrances, as set forth in the Sale Order, other than Assumed Liabilities and Permitted Liens.

3.09           Seller Intellectual Property Assets.

(a)           Except as set forth in Section 3.09 of the Seller Disclosure Schedule (i) with respect to any Seller Intellectual Property Assets owned by any Seller (as opposed to Seller Intellectual Property Assets of which any Seller is a licensee) and included in the Acquired Assets, Sellers have all right, title and interest to all such Seller Intellectual Property Assets, without any conflict known to any Seller with the rights of others, except as would not have a Material Adverse Effect,  (ii) to the Knowledge of Sellers, no Person other than Sellers has the right to use the Seller Intellectual Property Assets owned by Sellers and included in the Acquired Assets, and (iii) to the Knowledge of Sellers, Sellers have the valid right to use, pursuant to a license, sublicense or other agreement, any Seller Intellectual Property Assets used in the Business that is owned by a party other than Sellers and included in the Acquired Assets.    Section 3.09 of the Seller Disclosure Schedule contains a true and complete list of all (i) Registered Seller Intellectual Property, specifying as to each item the applicable jurisdiction and registration or application number, and (ii) Seller-owned unregistered trademarks, trade names and service marks that are material to the conduct of the Business.

(b)           Except as a result of the filing of the Bankruptcy Cases, all Business License Agreements are in full force and effect, and enforceable in accordance with their terms.  Sellers are in material compliance with, and have not breached any material term of, any such Business License Agreements.  No Business License Agreement grants to any Person any exclusive right with respect to any Owned Seller Intellectual Property Asset.

3.10           Compliance with Laws.  Except as set forth in Section 3.10 of the Seller Disclosure Schedule and as would not (a) materially adversely affect the ability of Sellers to carry out their obligations under, and to consummate the transactions contemplated by, this Agreement and the Transaction Documents or (b) otherwise have a Material Adverse Effect, each Seller (i) has complied with, is in compliance with and has operated the Business in compliance with all applicable Laws and Permits, and (ii) holds all material Permits.  Except as set forth in Section 3.10 of the Seller Disclosure Statement,  no Seller has received any written notice or other written communication from any Governmental Authority or other Person (x) asserting any violation of, or failure to comply with, any requirement of any Law or Permit or (y) notifying a Seller of the non-renewal, revocation or withdrawal of any Permit.

3.11           Employee Matters.  None of the Sellers or their ERISA Affiliates do not sponsor, participate in or contribute to and have not in the past sponsored, participated in or contributed to and have no current or contingent obligation with respect to (a) any Seller Employee Benefit Plan that is subject to Title IV of ERISA, (b) any “multiemployer plan” as defined in Section 3(37) of ERISA or any Seller Employee Benefit Plan maintained pursuant to a collective bargaining agreement, (c) any plan or arrangement that provides medical benefits, death benefits or other welfare benefits following cessation of employment, except to the extent required by Part 6 of Title I of ERISA or any similar state or foreign law, or (d) any “welfare benefit fund” within the meaning of Section 419 of the IRC.  There is no organized labor strike, dispute, slowdown, lockout, work stoppage or labor strike or unfair labor practice claim pending against Sellers or reasonably anticipated, or, to the Knowledge of Sellers, threatened with respect to Sellers’ employees.  To the Knowledge of Sellers, there are no activities or proceedings of any labor union or organization to organize any of Sellers’ employees.  There are no actions, suits, claims, labor disputes or grievances pending, or, to the Knowledge of Sellers, threatened or reasonably anticipated relating to any labor, safety, wage and hour, contract, tort, retaliation, discrimination or other labor and employment matters involving any of Sellers’ employees, including charges of unfair labor practices, discrimination complaints, or matters arising under the Worker Adjustment and Retraining Notification Act, as amended, or any similar state or foreign plant closing or mass layoff laws.  Sellers are not a party to, or bound by, any collective bargaining agreement or union contract, formal or informal with respect to Sellers’ employees and no collective bargaining agreement is being negotiated by Sellers with respect to any of Sellers’ employees.

3.12           Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Sellers.

3.13           Estimated Cure Costs.  Exhibit B or Exhibit C sets forth a true and complete list of the Estimated Cure Cost for each Assumed Executory Contract and Potential Assumed Executory Contract, respectively, that has an Estimated Cure Cost greater than $0.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF BUYER

Except as set forth in the corresponding sections of the disclosure schedules prepared by Buyer and delivered to Seller in connection with the execution and delivery of this Agreement (the “Buyer Disclosure Schedule”), Buyer hereby represents and warrants to Sellers as of the date of this Agreement as follows:

4.01           Organization and Good Standing.  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

4.02           Authority.  Buyer has all necessary corporate power and authority to execute and deliver this Agreement and the other Transaction Documents, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated by this Agreement and the other Transaction Documents.  The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation by Buyer of the transactions contemplated by this Agreement and the other Transaction Documents have been duly and validly authorized by all requisite corporate action and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or the other Transaction Documents or to consummate the transactions contemplated hereby or thereby.  This Agreement has been, and at the Closing the other Transaction Documents will be, duly and validly executed and delivered by Buyer (or its designated Affiliate(s)).  This Agreement constitutes, and at the Closing the other Transaction Documents will constitute, the legal, valid and binding obligation of Buyer(or its designated Affiliate(s)), enforceable against Buyer (or its designated Affiliate(s)) in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors’ rights generally and by the availability of equitable remedies and defenses.

4.03           Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

4.04           Financing. Buyer currently has, and on the Closing Date will have, sufficient immediately available funds in such amount as is required to pay the full Purchase Price and to make all other payments required by the terms hereof to consummate the transactions contemplated hereunder on the terms set forth herein and otherwise to perform all of Buyer’s obligations under this Agreement

4.05           Litigation.  Buyer is not a party to any action that is pending or, to Buyer’s knowledge, threatened in any court, whether at law or in equity, whether civil or criminal in nature or by or before any arbitrator or Governmental Authority, that would adversely affect Buyer’s ability to perform its obligations under this Agreement on a timely basis.

4.06           No Conflicts; Required Consents.  The execution, delivery and performance of this Agreement and the other Transaction Documents by Buyer do not and will not, with or without notice or lapse of time conflict with, violate or result in any breach of any of the provisions of Buyer’s certificate of incorporation, articles of incorporation, bylaws or other organizational or constitutional charter documents.  The execution, delivery and performance of this Agreement and the other Transaction Documents by Buyer do not and will not, with or without notice or lapse of time, conflict with, violate or result in any breach of any of the terms or requirements of any Governmental Approval held by Buyer that would result in any material delay in the consummation of the transactions contemplated by this Agreement.

ARTICLE 5

PRE-CLOSING COVENANTS

5.01           Seller’s Conduct of the Business Prior to the Closing.  From the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms and the Closing Date, Sellers covenant and agree to use its commercially reasonable efforts to ensure that the Business shall be conducted only in, and Sellers shall not take any action except in the Ordinary Course of Business (other than actions required by the Bankruptcy Code or any applicable Law or any ruling or order of the Bankruptcy Court including the Bankruptcy Court Orders), and Sellers shall use their commercially reasonable best efforts consistent with the applicable Budget to preserve substantially intact the business organization of Sellers, to keep available the services of the current officers, employees, independent contractors and consultants of Sellers and to preserve the current relationships of Sellers with customers, suppliers and other Persons with which Sellers have business relations.  Without limiting the generality of the foregoing, from the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms and the Closing Date, except as specifically contemplated by this Agreement, Sellers shall not, directly or indirectly, do or propose to do any of the following without the prior written consent of Buyer except as required by ruling or order of the Bankruptcy Court including the Bankruptcy Court Orders:

(a)           Enter into any commitment or transaction not in the Ordinary Course of Business or pay any disbursements that exceed amounts in the Budget by more than 10%;

(b)           Terminate any employees, independent contractors or other service providers of Sellers or grant severance or termination pay to any director, officer, employee, independent contractor or consultant;

(c)           Enter into any transaction with its officers, directors or stockholders or their Affiliates except reimbursement of reasonable travel expenses and other benefits related to work performed for Sellers incurred in the Ordinary Course of Business by officers and directors consistent with past practices and to the extent such expenses are permitted, and the amounts thereof do not exceed the amounts contemplated, by the Budget;

(d)           Amend or otherwise modify the material terms of any Assumed Executory Contract, Potential Assumed Executory Contract or Governmental Approval;

(e)           Transfer to any Person any rights with respect to any Seller Intellectual Property Assets other than nonexclusive licenses entered into in the Ordinary Course of Business;

(f)           Sell, lease, license or otherwise dispose of any of the Acquired Assets outside of the Ordinary Course of Business except for any such sale, lease, license or other disposition required by the Bankruptcy Court Orders;

(g)           Commence a Proceeding other than (i) Proceedings required by the Bankruptcy Court Orders or (ii) Proceedings (including the filing of motions) before the Bankruptcy Court that are customary in a Chapter 11 bankruptcy case and that would not be reasonably expected to delay the Closing or otherwise have a material adverse effect on Buyer’s rights hereunder;

(h)           Other than the DIP Facility, incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

(i)           Pay, discharge or satisfy any Liability, other than the payment, discharge or satisfaction of obligations in the Ordinary Course of Business or in connection with the Bankruptcy Cases except for any such payment, discharge or satisfaction required by the Bankruptcy Court Orders or otherwise approved by the Bankruptcy Court;

(j)           Make any material Tax election other than in the Ordinary Course of Business, change any material Tax election, adopt any material Tax accounting method other than in the Ordinary Course of Business, change any material Tax accounting method, file any material Tax Return (other than any estimated Tax Returns, payroll Tax Return or sales Tax Return) or any amendment to a material Tax Return, enter into any closing agreement, settle any Tax claim or assessment, or consent to any extension or waiver of the limitation period, applicable to any Tax claim or assessment;

(k)           Cancel, materially amend or renew any insurance policy that is an Acquired Asset other than in the Ordinary Course of Business consistent with past practices;

(l)           Take any action or fail to take any action that would reasonably be expected to have a Material Adverse Effect; or

(m)           Enter into any contract or agree, in writing or otherwise, to take any of the actions described above in this Section 5.01, or any action that would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent it from performing or cause it not to perform its covenants hereunder except as required by the Bankruptcy Court Orders or as limited by the Budget.

5.02           Access to Information and Facilities.  From the date of this Agreement until the Closing, each Seller shall: (a) permit Buyer and its representatives to have free and complete access at all reasonable times, and in a manner so as not to unreasonably interfere with the normal business operations of such Seller, to all premises, properties, employees, independent contractors, personnel, Persons having business relationships with such Seller (including suppliers, licensees, customers and distributors), books, records (including Tax records), contracts, and documents of or pertaining to such Seller; (b) furnish Buyer with all financial, operating and other data and information related to the Business (including copies thereof), as Buyer may reasonably request; and (c) otherwise cooperate and assist, to the extent reasonably requested by Buyer, with Buyer’s investigation of such Seller, the Business, the Acquired Assets and the Assumed Obligations; provided, that Sellers shall be entitled to present information in encoded, redacted, anonymized or aggregated form to information to protect the Sellers’ competitively sensitive information or legal privileges.  No information or knowledge obtained in any investigation pursuant to this Section 5.02 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the Parties to consummate the transactions contemplated by this Agreement.  Subject to Section 5.09(a), all information obtained by Buyer pursuant to this Section 5.02 shall remain subject to the Confidentiality and Non-Disclosure Agreement.

5.03           Certain Notifications.  From the date of this Agreement until the Closing, upon Knowledge of Sellers of such an event occurring, Sellers shall promptly notify Buyer in writing regarding any:

(a)           action taken by Sellers not in the Ordinary Course of Business and any circumstance or event that would reasonably be expected to have a Material Adverse Effect;

(b)           fact, circumstance, event, or action by Sellers (A) which, if known on the date of this Agreement, would have been required to be disclosed in or pursuant to this Agreement; or (B) the existence, occurrence, or taking of which would result in any of the representations and warranties of Sellers contained in this Agreement or in any Transaction Document not being true and correct in any material respect when made or at the Closing;

(c)           breach of any covenant or obligation of Sellers hereunder; and

(d)           circumstance or event which will result in, or would reasonably be expected to result in, the failure of Sellers to timely satisfy any of the closing conditions specified in ARTICLE 7.

5.04           Pre-Closing Covenants of Buyer.  Buyer covenants to Sellers that, during the period from the date hereof through and including the Closing or the earlier termination of this Agreement in accordance with the provisions hereof:

(a)           Buyer agrees that it will cooperate as reasonably requested by Sellers to assist in establishing adequate assurance of future performance within the meaning of Section 365 of the Bankruptcy Code with regard to the Assumed Executory Contracts.  Buyer shall take such actions as may be reasonably requested by Sellers to assist Sellers in obtaining the Bankruptcy Court’s entry of the Sale Order and any other order of the Bankruptcy Court reasonably necessary to consummate the transactions contemplated by this Agreement.

(b)           Buyer shall ensure that, on the Closing Date, Buyer will have sufficient funds to pay in full all of the Cure Amounts with respect to the Assumed Executory Contracts that are assumed and assigned to Buyer and pay the Cash Purchase Price.

(c)           Buyer shall use commercially reasonable efforts to obtain or consummate the transfer to Buyer of any Permit required to own or operate the Acquired Assets under applicable Laws.

(d)           Buyer shall promptly notify Sellers of, and furnish Sellers any information they may reasonably request with respect to, any event that would reasonably be expected to cause any of the conditions set forth in Section 7.02 not to be fulfilled by the Termination Date.

5.05           Bankruptcy Actions.

(a)           Promptly after the execution of this Agreement (and in no event later than the next Business Day following execution of this Agreement), Seller shall file and serve a motion (together with supporting papers and with proper notice thereof on interested parties as required by the Bankruptcy Code and the Rules) seeking entry of the bidding procedures order of the Bankruptcy Court, substantially in the form set forth on Exhibit M (the “Bidding Procedures Order”) or otherwise in form and substance reasonably satisfactory to Buyer and Seller, on the Bankruptcy Court’s docket, which order will set a date for the Auction on such notice so as to allow Third Parties a meaningful opportunity to present an overbid.  Seller shall use reasonable best efforts to obtain, through the entry of the Bidding Procedures Order, prompt Bankruptcy Court approval of a fee in an amount equal to Four Hundred Thousand Dollars ($400,000) payable to Buyer in cash (the “Breakup Fee”), plus a reimbursement of Buyer in cash in an amount equal to all reasonable and actual out-of-pocket and third-party costs and expenses (including expenses of counsel and other outside consultants) incurred and documented by Buyer (or its designated Affiliate(s)) in connection with Buyer’s due diligence investigation of Seller and the Business and the negotiation, execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated by this Agreement (the “Expense Reimbursement”), upon the first to occur of any of the events set forth in Section 8.02(a)(i) or Section 8.02(a)(ii); provided, however, that the Expense Reimbursement shall in no event be greater than One Hundred Forty Thousand Dollars ($140,000).  Sellers shall request the Bankruptcy Court to hold a hearing on shortened notice to approve entry of the Bidding Procedures Order as soon as possible.

(b)           Concurrently with the filing of the motion to approve the Bidding Procedures Order, Seller shall file with the Bankruptcy Court one or more motions seeking to approve the transactions contemplated by this Agreement (collectively, the “Sale Motion”), which motion shall seek the entry of the Sale Order, substantially in the form set forth on Exhibit A or otherwise in form and substance reasonably satisfactory to Buyer and Sellers.  Sellers shall promptly provide Buyer with copies of any objections to the Sale Order.  Buyer shall take such actions as are reasonably requested by Sellers to assist Sellers in obtaining a finding by the Bankruptcy Court that upon execution of this Agreement Buyer is deemed to have purchased the Acquired Assets in good faith pursuant to Section 363(m) of the Bankruptcy Code and shall be responsible for providing evidence necessary to establish to the Bankruptcy Court that it has the necessary qualifications to provide adequate assurance of future performance with respect to the Assumed Executory Contracts as required by Section 365 of the Bankruptcy Code.  A list of the Assumed Executory Contracts and the proposed Final Cure Costs associated with such Contracts shall be filed with the Bankruptcy Court and served in accordance with the Bidding Procedures Order on or before ten (10) Business Days prior to the Sale Hearing.  In cases in which Seller is unable to establish that a default exists, the relevant cure amount shall be set at $0.00.

(c)           In the event an appeal is taken, or a stay pending appeal is requested or reconsideration is sought, from the Sale Order, and Buyer has not also been served with papers related to such appeal, stay or reconsideration and such papers are not available to Buyer through the Bankruptcy Court’s electronic filing system, Sellers shall promptly notify Buyer of such appeal or stay request and shall promptly provide to Buyer a copy of the related notice of appeal or order of stay or application for reconsideration.  To the extent not available to Buyer through the Bankruptcy Court’s electronic filing system, Sellers shall also promptly provide Buyer with written notice (and copies) of any other or further notice of appeal, motion or application filed in connection with any appeal from or application for reconsideration of, either of such orders and any related briefs if Buyer is not also included on such additional documents and communications.

(d)           To the extent not available to Buyer through the Bankruptcy Court’s electronic filing system, Sellers shall promptly notify Buyer in writing and, as is required by the Bankruptcy Code, all parties entitled to notice pursuant to the Bankruptcy Code, the Rules and orders of the Bankruptcy Court, of all motions, notices and orders required to consummate the transactions contemplated by this Agreement, including the Sale Order, as modified by orders in respect of notice which may be issued at any time and from time to time by the Bankruptcy Court.  From the date of this Agreement, prior to filing any papers or pleadings in the Bankruptcy Case that relate primarily to this Agreement or Buyer, Sellers shall provide Buyer with a copy of such papers or pleadings.

5.06           Reasonable Efforts.  From the date of this Agreement until the Closing, except as specifically contemplated by this Agreement and subject to the order of the Bankruptcy Court and any other Governmental Authority, each of Sellers and Buyer shall use their respective reasonable efforts to cause to be fulfilled and satisfied all of the other Party’s conditions to closing set forth in ARTICLE 7.

5.07           Consents, Governmental Approvals and Permits.  To the extent that the need for the same will not be obviated by entry of the Sale Order, Sellers shall use commercially reasonable efforts (without Sellers incurring any monetary cost not funded by Buyer): (a) to obtain all Consents with respect to the Assumed Executory Contracts and the Potential Assumed Executory Contracts and Governmental Approvals required or necessary to consummate the transactions contemplated by this Agreement (including any Consent with respect to any Assumed Executory Contract or any Potential Assumed Executory Contract or Governmental Approval as may be required to be obtained under any applicable antitrust or competition Laws), (b) to make all filings, applications, statements and reports to all Governmental Authorities that are required to be made prior to the Closing Date by or on behalf of Sellers or any of their Affiliates pursuant to any applicable Law (including any filing, application, statement or report as may be required pursuant to applicable antitrust or competition Laws) in connection with this Agreement and the transactions contemplated by this Agreement, and (c) to obtain all Consents with respect to the Assumed Executory Contracts and the Potential Assumed Executory Contracts and Governmental Approvals required or necessary to assign and transfer the Sellers Permits included in the Acquired Assets to Buyer (or one or more Affiliates of Buyer designated by Buyer) at the Closing.  To the extent that Buyer’s participation in obtaining any Consent or Governmental Approval described above is required, Buyer shall cooperate with Sellers in their efforts to obtain such Consents or Governmental Approvals.

5.08           Solicitation.  As consideration for substantial expenditures of time, effort and expense undertaken and continuing by Buyer in connection with the completion of its due diligence review of the Business and the preparation, negotiation, and execution of this Agreement, Seller acknowledges and agrees that subject to Bankruptcy Court approval, Buyer shall be the stalking horse bidder in connection with the sale process and except as may otherwise be required by Bankruptcy Court Order or compliance with its fiduciary duties as confirmed by debtor-in-possession counsel, Seller shall not participate in any negotiations for the purpose of naming any Person other than Buyer as the stalking horse bidder in the Auction; provided that Seller may solicit, encourage and negotiate higher or better offers for the Acquired Assets pursuant to the terms of the Bidding Procedures Order, and provided further that Seller may, pursuant to the terms of the Bidding Procedures Order (i) in response to an acquisition proposal for some or all of the Acquired Assets, participate in negotiations or discussions with, request clarifications from, or furnish information to, any Person which makes such acquisition proposal, and (ii) continue discussions and negotiations and continue to provide information to any Person with which Seller has been conducting such discussions or negotiations.  Nothing herein shall limit the ability of the Sellers to comply with their fiduciary duties under applicable Law.

5.09           Confidentiality; Non-Disclosure.

(a)           Seller and Buyer acknowledge that Seller and Buyer entered into the Confidentiality and Non-Disclosure Agreement.  If this Agreement is terminated, the Confidentiality and Non-Disclosure Agreement shall continue to remain in full force and effect.  Upon the Closing, (i) Buyer shall not be bound by any of the terms of the Confidentiality and Non-Disclosure Agreement in respect of the Acquired Assets, the Assumed Obligations and the Business (exclusive of the Excluded Assets and the Excluded Liabilities), and (ii) Seller shall remain bound by all the terms of the Confidentiality and Non-Disclosure Agreement.

(b)           Effective as of the Effective Time, Sellers assign and transfer unto Buyer all of Sellers’ rights to enforce against any Third Party the terms of, any proprietary information, nondisclosure or confidentiality agreements by and between Sellers and any Third Party, including but not limited to employees of Sellers.

(c)           After the Closing, each Seller agrees that it shall not make, participate in the making of, or knowingly encourage any other Person to make, any statement, whether written or oral, that disparages or defames the Business.

5.10           Taxes.

(a)           Except as set forth on Section 5.10 of the Seller Disclosure Schedule, on or prior to the Closing (or after the Closing when due and payable, to the extent such Tax Returns are required to be filed and Taxes are due and payable after the Closing), Sellers shall use commercially reasonable efforts to timely file all Tax Returns required to be filed by them and shall pay all Taxes which are or will be owed by Sellers and attributable to periods prior to the Closing.

(b)           Buyer shall be responsible for any sales, use, purchase, transfer, franchise, deed, fixed asset, stamp, documentary stamp, use or other Taxes and recording charges due and which may be payable by reason of the sale of the Acquired Assets or the assumption of the Assumed Obligations under this Agreement or the transactions contemplated herein (collectively, “Sales Taxes”) and Sellers shall prepare and timely file all Tax Returns required to be filed in connection with such payments.

ARTICLE 6

EMPLOYEES AND INDEPENDENT CONTRACTORS

6.01           Transferred Employees and Transferred Contractors.  From the date of this Agreement, Buyer (directly or through its designated Affiliate(s)) shall have the right, in its sole discretion, to negotiate employment or other arrangements with such employees or independent contractors of Seller as determined by Buyer.  Buyer (or its designated Affiliate(s)) may offer employment prior to the Closing (but contingent upon the occurrence of the Closing) to such employees or independent contractors of Seller as of the Closing Date as determined by Buyer in its sole discretion (such employees who accept such offer of employment, the “Transferred Employees” and such independent contractors who accept such offer of employment, the “Transferred Contractors”) upon the terms and subject to the conditions as determined by Buyer in its sole discretion.

6.02           Records of Transferred Employees and Transferred Contractors.  Seller shall provide promptly to Buyer, at Buyer’s request, any information or copies of records (including, to the extent applicable, personnel records such as addresses, dates of birth, dates of hire and dependent information) relating to the Transferred Employees and the Transferred Contractors or relating to the service of the Transferred Employees and the Transferred Contractors with Seller (and predecessors of Seller, as applicable) prior to the Closing Date to the extent that providing such records is not prohibited by Law.  Seller and Buyer shall each cooperate with the other and shall provide to the other such documentation, information and assistance as is reasonably necessary to effect the provisions of this ARTICLE 6.

6.03           No Benefit to Employees or Independent Contractors of Seller Intended.  Nothing contained in this Agreement shall confer upon any employee or independent contractor of Seller prior to the Closing or any Transferred Employee or Transferred Contractor any right with respect to continuance of employment or other arrangement by Buyer or any of its Affiliates, nor shall anything herein interfere with the right of Buyer or any of its Affiliates to terminate the employment of any employee or independent contractor, including any Transferred Employee or Transferred Contractor, at any time, with or without notice and for any or no reason, or restrict Buyer or any of its Affiliates in modifying any of the terms or conditions of employment of any employee, including any Transferred Employee or Transferred Contractor, after the Closing.

6.04           COBRA.  Upon the Closing, to the extent required by applicable Law, Buyer (directly or through its designated Affiliate(s)) shall provide COBRA coverage to the employees of Seller who are “M&A Qualified Beneficiaries” (as defined in the regulations issued pursuant to COBRA) at such employee’s expense.  Such coverage provided by Buyer shall be provided solely under Buyer’s employee benefit plans, and only to those to whom Buyer is required to provide COBRA coverage under applicable Law.  Buyer hereby agrees that all of the employees of Seller at the Closing to whom Buyer (or its designated Affiliate(s)) does not make an offer of employment and who lose their group health coverage with Seller are M&A Qualified Beneficiaries to whom Buyer (or its designated Affiliate(s)) is required to offer COBRA coverage in accordance with the COBRA rules.

ARTICLE 7

CONDITIONS TO CLOSING

7.01           Conditions Precedent to Obligations of Buyer.  The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to satisfaction of the following conditions, unless waived by Buyer in writing:

(a)           Representations and Warranties.  The representations and warranties of Sellers contained in this Agreement which are not qualified as to materiality shall be true and accurate in all material respects on and as of the date made and as of the Closing Date as if made at and as of such date and the representations and warranties of Sellers contained in this Agreement which are qualified as to materiality shall be true and accurate on and as of the date made and as of the Closing Date as if made at and as of such date (except those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and accurate (or true and accurate in all material respects, as applicable) as of such date or with respect to such period).

(b)           Performance of Obligations.  Sellers shall have performed in all material respects all obligations and covenants required to be performed by them under this Agreement and any other agreement or document entered into in connection herewith prior to the Closing Date.

(c)           Bidding Procedures Order.  The Bidding Procedures Order, substantially in the form set forth on Exhibit M or otherwise in form and substance satisfactory to Buyer, shall have been entered by the Bankruptcy Court.

(d)           Sale Order.  The Sale Order, substantially in the form set forth on Exhibit A or otherwise in form and substance satisfactory to Buyer, shall have been entered by the Bankruptcy Court and shall be a Final Order and such Order shall not have been stayed, modified, reversed or amended in any manner materially adverse to Buyer; and Sellers shall have received from the Bankruptcy Court all other orders, approvals and consents required to transfer the Acquired Assets free and clear of all Liens and Claims and to consummate the transactions contemplated by this Agreement, and Buyer shall have received evidence thereof satisfactory to Buyer and its counsel.

(e)           Litigation.  No stay shall exist, and no Order shall have been entered that restrains or prohibits the consummation of the transactions contemplated by this Agreement.

(f)           Assignment Consents.  Buyer shall have received the consents with respect to the Assumed Executory Contracts set forth on Exhibit L in form and substance reasonably satisfactory to Buyer.

(g)           Closing Deliveries.  Sellers shall have delivered to Buyer all of the closing deliveries set forth in Section 2.08 and Section 2.10.

(h)           Government Consents.  All Governmental Approvals necessary to permit the parties to perform their obligations under this Agreement and to consummate the transactions contemplated by this Agreement shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Gaming Authority necessary for the consummation of the transactions contemplated by this Agreement, including, if required, under the Gaming Regulations shall have occurred; for the avoidance of doubt, the condition in this Section 7.01(h) shall not require Buyer to obtain any Governmental Approvals necessary to operate any portion of the Business after the Closing and Buyer acknowledges that absent any such required Governmental Approvals, Buyer may lack the ability to use any of the Acquired Assets in the operation of such portion of the Business after the Closing notwithstanding the consummation of Buyer’s purchase of the Acquired Assets hereunder.

7.02           Conditions Precedent to Obligations of Seller.  The obligations of Sellers to consummate the transactions contemplated by this Agreement are subject to satisfaction of the following conditions, unless waived by Seller in writing:

(a)           Representations and Warranties.  The representations and warranties of Buyer contained in this Agreement which are not qualified as to materiality shall be true and accurate in all material respects on and as of the date made and as of the Closing Date as if made at and as of such date and the representations and warranties of Buyer contained in this Agreement which are qualified as to materiality shall be true and accurate on and as of the date made and as of the Closing Date as if made at and as of such date (except those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and accurate (or true and accurate in all material respects, as applicable) as of such date or with respect to such period).

(b)           Performance of Obligations.  Buyer (directly or through its designated Affiliate(s)) shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement and any other agreement or document entered into in connection herewith prior to the Closing Date.

(c)           Closing Deliveries.  Buyer shall have delivered to Seller all of the closing deliveries set forth in Section 2.09 and Section 2.10.

(d)           Bidding Procedures Order.  The Bidding Procedures Order, substantially in the form set forth on Exhibit M or otherwise in form and substance satisfactory to Seller, shall have been entered by the Bankruptcy Court.

(e)           Sale Order.  The Sale Order, substantially in the form set forth on Exhibit A or otherwise in form and substance satisfactory to Seller, shall have been entered by the Bankruptcy Court and shall be a Final Order and such Order shall not have been stayed, modified, reversed or amended in any manner materially adverse to Sellers.

(f)           Government Consents.  All Governmental Approvals necessary to permit the parties to perform their obligations under this Agreement and to consummate the transactions contemplated by this Agreement shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Gaming Authority necessary for the consummation of the transactions contemplated by this Agreement, including, if required, under the Gaming Regulations shall have occurred; for the avoidance of doubt, the condition in this Section 7.02(f) shall not require Buyer to obtain any Governmental Approvals necessary to operate any portion of the Business after the Closing and Buyer acknowledges that absent any such required Governmental Approvals, Buyer may lack the ability to use any of the Acquired Assets in the operation of such portion of the Business after the Closing notwithstanding the consummation of Buyer’s purchase of the Acquired Assets hereunder.

ARTICLE 8

TERMINATION; TERMINATION PAYMENT

8.01           Termination.  This Agreement may be terminated at any time prior to the Closing as follows:

(a)           by mutual written agreement of Buyer and Sellers;

(b)           by either Buyer or Sellers if there shall be in effect a Final Order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

(c)           by either Buyer or Sellers (provided that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a material breach or misrepresentation of any of the representations or warranties or a material breach of any of the covenants or obligations set forth in this Agreement on the part of Sellers, on the one hand, or Buyer, on the other hand, which breach would give rise to the failure of the conditions set forth in Section 7.01 or Section 7.02, as applicable, and such breach is not cured within ten (10) calendar days following written notice to the Party committing such breach or which breach, by its nature, cannot be cured prior to the Closing;

(d)           by Buyer or Sellers (provided that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if it shall have reasonably determined that a material condition set forth in Section 7.01 (other than Section 7.01(e)) or Section 7.02, as applicable, for the benefit of the terminating Party has not been or cannot be fulfilled or satisfied prior to the date that is forty-five (45) calendar days following the date of this Agreement and has not been waived by the terminating Party, provided, however that the terminating Party shall not be responsible for the failure of such condition to be satisfied;

(e)           by Buyer or Sellers, if Sellers (i) determine in the exercise of their fiduciary duties that an Alternative Transaction constitutes the “highest and best” bid at the Auction, takes any overt action to seek or support Bankruptcy Court approval of an Alternative Transaction, or takes any overt action to seek or support a plan under Chapter 11 of the Bankruptcy Code that contemplates the sale or retention of the Acquired Assets in a manner substantially inconsistent with the terms of this Agreement or (ii) executes and delivers an agreement or understanding of any kind with respect to an any of the items described in the foregoing clause (i); provided, however that, in the event Buyer is the Backup Bidder (as such term is defined in the Bid Procedures attached to the Bidding Procedures Order), Buyer may not terminate this Agreement pursuant to this Section 8.01(e) until the earlier of (A) two (2) Business Days after the closing of the transaction(s) pursuant to which all of the Acquired Assets that were subject to such Backup Bid (as such term is defined in the Bid Procedures attached to the Bidding Procedures Order) have been transferred to one or more Qualified Bidders (as such term is defined in the Bid Procedures attached to the Bidding Procedures Order) pursuant to the Bid Procedures attached to the Bidding Procedures Order, and (B) fifteen (15) calendar days after the date of the conclusion of the Auction;

(f)           by Buyer if: (i) the Bidding Procedures Order, substantially in the form set forth on Exhibit M or otherwise in form and substance satisfactory to Buyer is not entered on or before the date that is twenty (20) calendar days following the date of this Agreement, or is stayed reversed, amended or vacated, (ii) the Sale Order, substantially in the form set forth on Exhibit A or otherwise in form and substance satisfactory to Buyer, has not been entered within forty-five (45) days after the entry of the Bidding Procedures Order, or if after such entry, such Sale Order has not, within fifteen (15) days after its entry, become a Final Order, or (ii) if, prior to the Closing Date, Seller’s case is converted to a case under Chapter 7 of the Bankruptcy Code, a trustee or examiner with expanded powers is appointed in the Bankruptcy Case or the Bankruptcy Case is dismissed or if a motion is filed by Seller seeking any of the foregoing; or

(g)           by Buyer or Seller on any day on or after the second Business Day following the date on which the Sale Order becomes a Final Order if the Closing shall not have been consummated by such date (or by such later date as shall be mutually agreed to by Buyer and Seller in writing), unless the Closing has not occurred due to a material failure of the terminating Party to perform or observe its covenants or obligations as set forth in this Agreement required to be performed or observed by it on or before the Closing Date.

8.02           Breakup Fee and Expense Reimbursement.

(a)           Seller shall immediately have the obligation to pay Buyer the Breakup Fee and the Expense Reimbursement, upon the first to occur of the following:

(i)           Buyer terminates this Agreement pursuant to Section 8.01(c) or Section 8.01(d) (if the inability to satisfy the condition is a result of a material breach by Sellers); or

(ii)           Buyer or Sellers terminates this Agreement pursuant to Section 8.01(e) (provided that, subject to Section 8.02(b), the Breakup Fee and Expense Reimbursement shall be payable upon consummation of an Alternative Transaction and satisfied out of the proceeds of such Alternative Transaction).

(b)           The Breakup Fee and the Expense Reimbursement payable pursuant to this Section 8.02 shall be a super-priority administrative expense claim senior to all other administrative expense claims of Seller under Section 364(c)(1) of the Bankruptcy Code, other than the super-priority claims and the carve-out granted under the Cash Collateral Order or the DIP Facility.

8.03           Effect of Termination or Breach.  If this Agreement is terminated in accordance with Section 8.01, all obligations of the Parties hereunder shall terminate, except (i) for this Section 8.03 and (ii) for the provisions of Sections 8.02 (Breakup Fee and Expense Reimbursement),10.01 (Survival), 10.02 (Expenses), 10.05 (Notices), 10.08 (Submission to Jurisdiction), 10.09 (Governing Law), 10.10 (Binding Nature; Assignment), 10.11 (No Third Party Beneficiaries), 10.12 (No Strict Construction), 10.13 (Public Announcements), 10.14 (Entire Understanding) and 10.16 (Conflict Between Transaction Documents) and each of provisions set forth in (i) and (ii) above shall survive any termination of this Agreement; provided, however, that nothing herein shall relieve any Party from Liability for (i) any breach by such Party that occurs prior to such termination of any of its representations, warranties, covenants or agreements set forth in this Agreement or (ii) any breach by such Party of its covenants or agreements that survive the Closing in accordance with their respective terms.

ARTICLE 9

POST-CLOSING COVENANTS

9.01           Joint Post-Closing Covenants of Buyer and Seller.  Subject to the occurrence of the Closing, Buyer and Sellers jointly covenant and agree that, from and after the Closing Date, Buyer and Sellers will each use reasonable efforts to cooperate with each other in connection with (a) any Proceeding involving the other Party relating to the preparation of an audit of any Tax Return of Sellers or Buyer (or its designated Affiliate(s)) for all periods prior to or including the Closing Date, (b) any audit of Buyer (or its designated Affiliate(s)) and/or any audit of Sellers with respect to the sales, transfer and similar Taxes imposed by the Laws of any state or political subdivision thereof, relating to the transactions contemplated by this Agreement and (c) the Bankruptcy Case and all Proceedings related thereto.  In furtherance hereof, Buyer and Sellers further covenant and agree to promptly respond to all reasonable inquiries related to such matters and to provide, to the extent reasonably possible, substantiation of transactions and to make available and furnish appropriate documents and personnel in connection therewith.   All costs and expenses incurred in connection with this Section 9.01 referred to herein shall be borne by the Party who is subject to such action or requesting such assistance.

9.02           Limited Power of Attorney; Collections.  Subject to the occurrence of the Closing, each Seller hereby irrevocably appoints, effective as of the Closing, Buyer (or its designated Affiliate(s)) and its successors, agents and assigns as Seller’s true and lawful attorney, in Seller’s name, place and stead, with power of substitution, to take any action and to execute any instrument which Buyer may deem necessary or advisable to fulfill Seller’s obligations or rights under, or to accomplish the purposes of, this Agreement, including, without limitation: (a) to demand and receive any and all Acquired Assets and to make endorsements and give receipts and releases for and in respect of the same; (b) to institute, prosecute, defend, compromise and/or settle any and all Proceedings with respect to the Acquired Assets and the Assumed Obligations; (c) to endorse and cash and/or deposit in an account of Buyer any and all checks or drafts received on account of any Receivables; (d) to make any filings required to transfer any Seller Intellectual Property Assets or any other Acquired Assets; (e) to receive and open all mail, packages and other communications addressed to Seller and relating to the Business; and (f) in the name of Seller or otherwise, to collect all Receivables for its own account.  The foregoing power of attorney is a special power of attorney coupled with an interest and is irrevocable.  Seller shall promptly deliver to Buyer any cash, checks or other property that Seller may receive after the Closing in respect of any accounts, notes and credit card receivables or other asset constituting part of the Acquired Assets.

9.03           Post-Closing Operation of Seller; Name Changes.  Promptly after the Closing, each Seller shall take all necessary action to change its name to a name bearing no resemblance to the names set forth on the signature pages to this Agreement and will file such documents as are necessary to reflect such name change in the State of Delaware, the State of Arizona, the relevant government offices in Novia Scotia and Mexico and the other jurisdictions where such Seller is qualified to do business as a foreign entity.  Each Seller agrees to promptly notify Buyer of such name change and the name chosen by it.  Notwithstanding the foregoing, Sellers may refer to “GameTech” as a former name for legal and noticing purposes in the Bankruptcy Case and other legal documents.

9.04           Tax Matters.  Within ninety (90) days after the Closing Date, Buyer shall prepare and deliver to Seller a schedule allocating the Purchase Price (and any other items that are required for federal income tax purposes to be treated as part of the purchase price) among the Acquired Assets in accordance with the requirements of Section 1060 of the IRC (such schedule, the “Purchase Price Allocation”).  Buyer (or its designated Affiliate(s)) and Seller shall report and file all Tax Returns (including amended Tax Returns and claims for refund) consistent with the Purchase Price Allocation, and shall take no position contrary thereto or inconsistent therewith (including in any audits or examinations by any Governmental Authority or any other Proceeding).  Buyer and Seller shall cooperate in the filing of any forms (including Form 8594 under Section 1060 of the IRC) with respect to such Purchase Price Allocation.

9.05           [Intentionally Omitted]

9.06           Personally Identifiable Information.  Buyer shall honor and observe, in connection with the transactions contemplated by this Agreement, any and all applicable Laws prohibiting the transfer of personally identifiable information about individuals and otherwise comply with the requirements of Section 363(b)(1)(A) of the Bankruptcy Code.

9.07           Sellers’ Access to Books and Records.  From and after the Closing Date, Buyer shall provide on a confidential basis to the tax accountants of Sellers copies of such records acquired pursuant to this Agreement, in existence as of the Closing, that are required to enable such tax accountants to prepare Tax filings or reports regarding Sellers’ ownership of the Acquired Assets prior to the Closing or the conduct of the Business prior to the Closing.

9.08           Bulk Sales.  To the greatest extent permitted by applicable Law, Buyer and Sellers hereby agree to waive compliance with the terms of any bulk sales or similar Laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.  From and after the Closing, Buyer shall indemnify and hold Sellers harmless from and against any liabilities, damages, costs and expenses (including reasonable attorneys’ fees) resulting from or arising out of (i) the parties’ failure to comply with any such bulk sales Laws in connection with the consummation of the transactions contemplated by this Agreement or (ii) any action brought or levy made as a result of such failure to so comply with any such bulk sales Laws in connection with the consummation of the transactions contemplated by this Agreement.

ARTICLE 10

MISCELLANEOUS

10.01           Survival.  Except only as provided in the second sentence of this Section 10.01, the representations and warranties contained in ARTICLE 3 and ARTICLE 4 of this Agreement and/or in any certificate or other document or instrument executed pursuant hereto (other than the FIRPTA Certificate) shall not survive the Closing and shall, upon the Closing, automatically lapse and cease to be of any further force or effect whatsoever, and neither Sellers nor Buyer nor any of their respective officers, directors, agents, representatives or affiliates shall have any liability to the other under this Agreement or any document or certificate delivered pursuant to this Agreement at any time after the Closing with respect to such representations and warranties, other than for intentional misrepresentation or fraud.  Notwithstanding the foregoing, each of the covenants and obligations of Buyer and Sellers in this Agreement and in the other Transaction Documents shall survive the Closing in accordance with their respective terms.

10.02           Expenses.  Except as otherwise expressly provided herein, each Party hereto shall bear its own costs and expenses, including attorneys’ fees, with respect to the transactions contemplated by this Agreement.

10.03           Amendment.  This Agreement may not be amended, modified or supplemented except by a written instrument duly executed by both Sellers and Buyer.

10.04           Further Assurances.  Buyer and Sellers each agrees (a) to furnish upon request to each other Party such further information, (b) to execute and deliver to each other Party such other documents, and (c) to do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions contemplated by this Agreement.

10.05           Notices.  Any notice, request, instruction or other document to be given hereunder by a Party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person, (b) on the date of transmission if sent by telex, telecopy, email or other wire transmission (with answer back confirmation of such transmission, and, if sent by email, provided that a copy of such notice, request or instruction or other document be sent by overnight delivery), (c) upon delivery, if delivered by a nationally known commercial courier service providing next day delivery service (such as Federal Express), or (d) upon delivery, or refusal of delivery, if deposited in the U.S. mail, certified or registered mail, return receipt requested, postage prepaid:

TO SELLERS:	GameTech International, Inc. 8850 Double Diamond Parkway Reno, Nevada 89521
Attn:	James Robertson
Fax:	(775) 850-6115
E-mail:	jrobertson@gtiemail.com

with copies (which shall not constitute notice) to:	Greenberg Traurig, LLP
200 Park Avenue New York, NY 10166 Attn: Matthew L. Hinker Fax: (212) 801-6400
E-mail:	hinkerm@gtlaw.com

TO BUYER:
YI GT Acquisition, Inc. 9101 W. Sahara Avenue, Suite 105-B25 Las Vegas, Nevada 89117 Attention: Treasurer Telephone: (702) 286-8682 Facsimile: (702) 798-4050

with copies (which shall not constitute notice) to:	Morrison & Foerster LLP
755 Page Mill Road
Palo Alto, California 94304-1018
Attn:	Timothy J. Harris
Fax:	(650) 251-3781
E-mail:	tharris@mofo.com

or to such other individual or address as a Party hereto may designate for itself by notice given as herein provided.

10.06           Waivers.  The failure of a Party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same.  No waiver by a Party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing by Sellers in the case of a waiver by Sellers, or Buyer, in the case of any waiver by Buyer, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach of other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

10.07           Counterparts and Execution.  This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Any counterpart may be executed by facsimile signature and such facsimile signature shall be deemed an original.

10.08           SUBMISSION TO JURISDICTION.  THE PARTIES HERETO HEREBY AGREE THAT ANY AND ALL CLAIMS, ACTIONS, CAUSES OF ACTION, SUITS, AND PROCEEDINGS RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS SHALL BE FILED AND MAINTAINED ONLY IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE, AND THE PARTIES HEREBY CONSENT TO THE JURISDICTION OF SUCH COURT.

10.09           Governing Law.  This Agreement shall be governed by and construed in accordance with the Laws of the State of Nevada (without regard to its principles of conflicts of laws that would result in the application of the laws of any other jurisdiction to the rights and obligations of the Parties under this Agreement).

10.10           Binding Nature; Assignment.  Subject to approval of the Bankruptcy Court, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto without prior written consent of the other Party (which shall not be unreasonably withheld or delayed); except that (a) Buyer may assign any of its rights and obligations hereunder to any Affiliate or Subsidiary of Buyer (whether wholly owned or otherwise) and, following the Closing, in whole or in part to any successor-in-interest to any Person acquiring all or any portion of the Business or the Acquired Assets; (b) the rights and interests of Sellers hereunder may be assigned to a trustee appointed under Chapter 11 or Chapter 7 of the Bankruptcy Code; (c) this Agreement may be assigned to any entity appointed as a successor to Sellers pursuant to a confirmed plan under Chapter 11 of the Bankruptcy Code; and (d) as otherwise provided in this Agreement.  Sellers hereby agree that the terms of this Agreement shall be binding upon any subsequent trustee appointed under Chapter 11 or Chapter 7 of the Bankruptcy Code.

10.11           No Third Party Beneficiaries.  This Agreement is solely for the benefit of Buyer (or its designated Affiliate(s)) and Sellers and nothing contained herein, express or implied, is intended to confer on any Person other than the Parties hereto or their successors and permitted assigns, any rights, remedies, obligations, Claims, or causes of action under or by reason of this Agreement.

10.12           No Strict Construction.  Buyer and Sellers participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by Buyer and Sellers and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

10.13           Public Announcements.  Except as required by this Agreement or Law or as required or appropriate in connection with the Bankruptcy Case, neither Sellers nor Buyer shall issue any press release or public announcement concerning this Agreement or the transactions contemplated by this Agreement without obtaining the prior written consent of the other Party hereto relating to the contents and manner of presentation and publication thereof, which approval will not be unreasonably withheld, delayed or conditioned.  Prior to making any public disclosure required by applicable Law outside of Bankruptcy Court filings, Sellers shall give Buyer a copy of the proposed disclosure and reasonable opportunity to comment on the same and shall use its commercially reasonable efforts to include Buyer’s comments in such public disclosure.  For purposes of clarity, the reference to “applicable Law” in the preceding sentence does not include filings in the Bankruptcy Case.

10.14           Entire Understanding.  This Agreement, the other Transaction Documents and the Exhibits, Appendices, and Schedules (a) set forth the entire agreement and understanding of the Parties hereto in respect to the transactions contemplated by this Agreement, (b) supersede all prior agreements, arrangements and understandings relating to the subject matter hereof, and (c) are not intended to confer upon any other Person any rights or remedies hereunder, except as expressly set forth in this Agreement.

10.15           Closing Actions.  All deliveries, payments and other transactions and documents relating to the Closing shall be interdependent, and none shall be effective unless and until all are effective (except to the extent that the Party hereto entitled to the benefit thereof has waived satisfaction or performance thereof as a condition precedent to the Closing).

10.16           Conflict Between Transaction Documents.  The Parties hereto agree and acknowledge that to the extent any terms and provisions of this Agreement are in any way inconsistent with or in conflict with any term, condition or provision of any other Transaction Document, this Agreement shall govern and control.  In the event of any conflict between this Agreement and the Sale Order, the Sale Order shall govern.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties hereto have caused this Asset Purchase Agreement to be duly executed and delivered as of the date first above written.

BUYER:
YI GT ACQUISITION, INC.

By: _______________________________________ Yuri Itkis, President

TRUST:
YURI ITKIS GAMING TRUST OF 1993

By: _______________________________________
Yuri Itkis, Trustee

SELLERS:
GAMETECH INTERNATIONAL, INC.

_______________________________________
By:
Name:
Title:

GAMETECH ARIZONA CORP.

_______________________________________
By:
Name:
Title:

GAMETECH CANADA CORP.

_______________________________________
By:
Name:
Title:

GAMETECH MEXICO S. DE R.L. DE C.V.

_______________________________________
By:
Name:
Title:

APPENDIX A

“Acquired Assets” has the meaning set forth in Section 2.01(a).

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities or otherwise.

“Affiliated Group” means an affiliated group as defined in Section 1504 of the IRC (or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax Law) of which any of the Sellers is or has been a member.

“Agreement” means this Asset Purchase Agreement, including all the Schedules, Exhibits and Appendices hereto, as the same may be amended, modified or waived from time to time in accordance with its terms.

“Alternative Transaction” means any transaction, sale, or plan of reorganization or liquidation accepted by Sellers as being the highest and best offer pursuant to the Bidding Procedures Order, or otherwise, whereby all or a material portion of the Business is purchased by, or otherwise conveyed to or controlled by, a Person other than Buyer and/or one or more of its Affiliates.

 “Assignment and Assumption” has the meaning set forth in Section 2.08(b).

“Assignment Consent” has the meaning set forth in Section 2.05.

“Assumed Executory Contracts” has the meaning set forth in Section 2.01(a)(viii).

“Assumed Obligations” has the meaning set forth in Section 2.03(a).

“Auction” means the auction conducted by Sellers pursuant to the Bidding Procedures Order for substantially all of the Acquired Assets.

“Bankruptcy Cases” has the meaning set forth in the recitals.

“Bankruptcy Code” has the meaning set forth in the recitals.

“Bankruptcy Court” has the meaning set forth in the recitals.

“Bankruptcy Court Orders” means the Sale Order, the Bidding Procedures Order, and any other order of the Bankruptcy Court which is binding upon the Sellers..

“Bidding Procedures Order” has the meaning set forth in Section 5.04(a).

“Bingo Business” has the meaning set forth in the recitals.

“Books and Records” has the meaning set forth in Section 2.01(a)(ix).

Appendix A-1

“Breakup Fee” has the meaning set forth in Section 5.05(a).

 “Budget” means that certain line item budget of cash expenditures by Seller set forth in, and subject to the limitations set forth in, the Cash Collateral Order or the Order approving the DIP Facility.

“Business” has the meaning set forth in the recitals.

“Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking and savings and loan institutions are authorized or required by law to be closed in the States of New York, Nevada or California.

“Business License Agreement” means (i) any Contract pursuant to which any Person other than Sellers are purportedly authorized to use (or is otherwise purportedly granted any license, covenant not to sue, immunity or other right with respect to) any Intellectual Property Right or Technology owned by Sellers and which Contract is used in, or is otherwise useful or necessary for the conduct of, the Business as currently conducted and/or as planned to be conducted by Sellers, and (ii) any Contract pursuant to which Sellers are purportedly authorized to use (or is otherwise purportedly granted any license, covenant not to sue, immunity or other right with respect to) any Intellectual Property Right or Technology owned by any third Person and which Contract is used in, or is otherwise useful or necessary for the conduct of, the Business as currently conducted and/or as planned to be conducted by Sellers.

“Buyer” has the meaning set forth in the preamble.

“Buyer Disclosure Schedule” has the meaning set forth in the first paragraph of ARTICLE 4.

“Cash Collateral Order” means that certain Second Interim Order (A) Authorizing Debtors to (I) Use Cash Collateral Pursuant to 11 U.S.C. § 363 and (II) Provide Adequate Protection Pursuant to 11 U.S.C. §§ 361, 362, 363, and 507 and (B) Scheduling a Final Hearing Pursuant to Bankruptcy Rule 4001 entered by the Bankruptcy Court on July 18, 2012, as the same may be amended or supplemented, together with any subsequent or final order concerning the Buyer’s use of cash collateral.

 “Cash Purchase Price” has the meaning set forth in Section 2.06(a).

“Chapter 5 Claims” has the meaning set forth in Section 2.06(a)(xi).

“Claim” has the meaning set forth in Section 101(5) of the Bankruptcy Code.

“Closing” has the meaning set forth in Section 2.07.

“Closing Date” has the meaning set forth in Section 2.07.

“COBRA” means Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

Appendix A-2

“Consent” means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Approval).

“Contract” means any agreement, contract, commitment or other binding arrangement or understanding, whether written or oral, to which any Seller is a party.

“Confidentiality and Non-Disclosure Agreement” means the Confidentiality and Nondisclosure Agreement, effective July 13, 2012, previously executed by Buyer and Sellers.

“Deposits and Advances” has the meaning set forth in Section 2.01(a)(vii).

 “Dollars” or “$” means dollars of the United States of America.

“DIP Facility” means that certain secured, super-priority debtor-in-possession credit agreement among Sellers (as Borrower) and Buyer (as Lender).

“DIP Obligations” means all obligations that remain outstanding as of immediately prior to the Closing under the DIP Facility (including, without limitation, all principal, interest, costs, fees and expenses under the DIP Facility).

“Effective Time” means, unless otherwise agreed to by Buyer and Sellers, 11:59 p.m. Las Vegas, Nevada time on the Closing Date.

 “Encumbrances” means, to the extent not considered a Lien, a security interest, pledge, hypothecation, mortgage, or encumbrance, other than any licenses of Intellectual Property.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the applicable regulations thereunder.

“ERISA Affiliate” means any other Person under common control with Sellers within the meaning of Section 414 (b), (c), (m) or (o) of the IRC.

“Estimated Cure Cost” has the meaning set forth in Section 2.01(c).

 “Excluded Assets” has the meaning set forth in Section 2.02.

“Excluded Liabilities” has the meaning set forth in Section 2.04.

“Expense Reimbursement” has the meaning set forth in Section 5.04(a).

“Final Cure Costs” has the meaning set forth in Section 2.03(a)(ii).

“Final Order” means an Order as to which the time to file an appeal, a motion for rehearing or reconsideration or a petition for writ of certiorari has expired and no such appeal, motion or petition is pending.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time and consistently applied and maintained throughout the periods indicated.

Appendix A-3

“Gaming Authorities” means any governmental authorities having regulatory authority over the gaming activities of the Business.

“Gaming Regulations” means any rule or regulation of the Gaming Authorities necessary for or relating to the activities relating to the Business.

“General Assignment and Bill of Sale” has the meaning set forth in Section 2.08(a).

 “Governmental Approval” means any: (a) Permit, license, certificate, concession, approval, Consent, ratification, permission, clearance, confirmation, exemption, waiver, franchise, certification, designation, rating, registration, variance, qualification, accreditation or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law including the Gaming Authorities; or (b) right under any Contract with any Governmental Authority including the Gaming Authorities.

“Governmental Authority” means any United States federal, state or local or any foreign government, governmental regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body.

“Intellectual Property Rights” means any intellectual property rights, including, without limitation, rights in or arising out of patents, patent applications, copyrights, copyright registrations, applications for copyright registrations, mask works, mask work registrations, applications for mask work registrations, trade secrets, trademarks, service marks, collective marks, certification marks, registrations therefor and applications for registrations therefor, trade names, and trade dress.

“Interest” means an “interest” as that term is used in Bankruptcy Code Section 363(f).

“Inventory” has the meaning set forth in Section 2.01(a)(iii).

“IRC” means the United States Internal Revenue Code of 1986, as amended.

“Knowledge of Sellers” means the knowledge of a particular fact or other matter, which Seller shall be deemed to have if (a) any executive officer of Seller is actually aware of such fact or other matter; or (b) that knowledge should have been acquired by such Person after making such due inquiry and exercising such due diligence as a prudent businessperson would have made or exercised in the management of his or her business affairs, including due inquiry of those officers, directors, key employees and professional advisers (including attorneys, accountants and consultants) of such Person who would reasonably be expected to have actual knowledge of the matters in question.

“Law” means any law, statute, regulation, ruling, or Order of, administered or enforced by or on behalf of, any Governmental Authority, or common law.

“Liability” means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due and regardless of when asserted), including any liability for Taxes.

Appendix A-4

“Lien” or “Liens” means any lien (statutory or otherwise), hypothecation, encumbrance, Liability, security interest, interest, mortgage, pledge, restriction, charge, instrument, license, preference, priority, security agreement, easement, covenant, encroachment, option, right of recovery, Tax (including foreign, federal, state and local Tax), Order of any Governmental Authority, of any kind or nature, whether secured or unsecured, choate or inchoate, filed or unfiled, scheduled or unscheduled, noticed or unnoticed, recorded or unrecorded, contingent or non-contingent, material or non-material, known or unknown.

 “Material Adverse Effect” means any event, condition, development or effect that individually or in the aggregate with all other events, changes, conditions, developments and effects, is or is reasonably likely to be materially adverse to (a) the Business, the Acquired Assets or the Assumed Obligations or (b) the ability of Sellers to perform its obligations under this Agreement; provided, however, that the commencement of the Bankruptcy Cases and the procedures and orders related thereto shall be deemed in and of itself to not constitute and shall not be taken into account in determining whether there has been or will be a Material Adverse Effect unless such procedures or orders in the Bankruptcy Case are directly and materially adverse to Buyer.

“Material Contracts” has the meaning set forth in Section 3.07.

“Non-Assignable Asset” has the meaning set forth in Section 2.05.

“Open Source” means software or similar subject matter which is distributed as “open source software” or under any license or arrangement that (whether by covenant, by condition or otherwise) (i) requires or purports to require the distribution of or access to source code or similar materials or (ii) restricts or purports to restrict the ability to charge for distribution or use of software (including software or similar subject matter distributed under the GNU General Public License, GNU Lesser General Public License, BSD License, MIT License, Common Public License and other licenses approved as open source licenses by the Open Source Initiative).

“Order” means any decree, order, injunction, rule, judgment, consent of or by any Governmental Authority.

“Ordinary Course of Business” means the operation of the Business by Sellers in the usual and ordinary course in a manner substantially similar to the manner in which Sellers operated, consistent with past practice prior to the date hereof, subject to any obligations as a debtor under the Bankruptcy Code or any order of the Bankruptcy Court.

“Owned Seller Intellectual Property Assets” means all Seller Intellectual Property Assets that any Seller owns or claims or purports to own.  Owned Seller Intellectual Property Assets includes, without limitation, the Registered Seller Intellectual Property.

“Parties” means Buyer and Sellers and “Party” means Buyer or Sellers as the context requires.

“Permitted Liens” means Liens and Encumbrances that will be released and/or discharged pursuant to the Sale Order.

Appendix A-5

“Permits” means licenses, permits, approvals, certificates of occupancy, authorizations, operating permits, registrations, plans and the like.

“Person” means any corporation, partnership, joint venture, limited liability company, organization, entity, authority or natural person.

“Personal Property” has the meaning set forth in Section 2.01(a)(v).

“Petition Date” has the meaning set forth in the recitals.

“Potential Assumed Executory Contracts” has the meaning set forth in Section 2.01(b).

“Proceeding” means any claim, charge, complaint, dispute, demand, action, investigation, inquiry, audit, suit in equity or at Law, administrative, regulatory or quasi-judicial proceeding, arbitration, account, contribution, and/or other causes of action of whatever kind or character.

“Purchase Price” has the meaning set forth in Section 2.06.

“Purchase Price Allocation” has the meaning set forth in Section 9.04.

“Receivables” has the meaning set forth in Section 2.01(a)(ii).

“Registered Seller Intellectual Property” means all (a) patents and patent applications, (b) registered trademarks, service marks, collective marks, and certification marks, and applications for registration therefor, (c) copyright registrations and applications for copyright registrations, (d) mask work registrations and applications for mask work registrations and (e) domain names, in each case that are owned by or registered in the name of any Seller.

“Rule” or “Rules” means the Federal Rules of Bankruptcy Procedure.

“Sale Hearing” means the hearing of the Bankruptcy Court to approve this Agreement and the transactions contemplated by this Agreement.

“Sale Motion” has the meaning set forth in Section 5.05(a).

“Sale Order” has the meaning set forth in the recitals.

“Schedules” means the schedules attached hereto (including the Seller Disclosure Schedule and the Buyer Disclosure Schedule).

“Seller”or “Sellers” has the meaning set forth in the preamble.

“Seller Claims” has the meaning set forth in Section 2.01(a)(xi).

“Seller Disclosure Schedule” has the meaning set forth in the first paragraph of ARTICLE 3.

Appendix A-6

“Seller Employee Benefit Plan” means each written plan, program, policy, practice, agreement or other arrangement, that is maintained, contributed to, sponsored or provided by Seller or an ERISA Affiliate for the benefit of any current or former employees or consultants or with respect to which Seller or an ERISA Affiliate may have any Liability with respect to any current or former employees or consultants providing for compensation, bonus payments, incentive compensation, severance, retention payments, change in control payments, termination pay, pension benefits, retirement benefits, deferred compensation, performance awards, stock or stock-related awards, fringe benefits (including health or other medical, dental, vision, life, disability, sabbatical, accidental death and dismemberment or other insurance benefits), or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including each “employee benefit plan,” within the meaning of Section 3(3) of Title I of ERISA.

“Seller Intellectual Property Assets” means all Intellectual Property Rights and Technology that are used in, or held for use in, the Business, including any Intellectual Property Rights and Technology incorporated into or otherwise used in connection with any Seller Products.

“Seller Products” means all products and services manufactured, made, designed, maintained, supported, developed, sold, licensed, marketed, or otherwise distributed or provided (or planned to be manufactured, made, designed, maintained, supported, developed, sold, licensed, marketed, or otherwise distributed or provided) by or for Sellers (including all versions and releases thereof, whether already distributed or provided, under development, planned or otherwise), together with any related materials, information or data, including customer information, the names, numbers (e.g., part numbers) and packaging associated with such products and services.

“Subsidiary” means, with respect to any Person, any corporation a majority of the total voting power of shares of stock of which is entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or any partnership, limited liability company, association or other business entity a majority of the partnership or other similar ownership interest of which is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person is allocated a majority of the gains or losses of such partnership, limited liability company, association or other business entity or is or controls the managing director or general partner of such partnership, limited liability company, association or other business entity.

“Tax” and, with correlative meaning, “Taxes” mean with respect to any Person (a) all federal, state, local, county, foreign and other taxes, assessments or other government charges, fees, imposts or levies, including any income, alternative or add-on minimum tax, estimated gross income, gross receipts, sales, use, ad valorem, value added, transfer, capital stock, franchise, profits, license, registration, recording, documentary, intangibles, conveyancing, gains, withholding, backup withholding, payroll, employment, social security (or similar), unemployment, disability, excise, severance, stamp, occupation, premium, real property, personal property, inventory, unclaimed property, environmental or windfall profit tax, custom duty or other tax, or other like assessment, charge, or tax of any kind whatsoever, together with any interest, penalty, fine, addition to tax or additional amount imposed by any Governmental Authority responsible for the imposition of any such tax (domestic or foreign) whether such Tax is disputed or not, (b) Liability for the payment of any amounts of the type described in clause (a) above relating to any other Person as a result of being party to any tax sharing, tax indemnity or tax allocation agreement with such other Person, being a successor or transferee of such other Person, or being a member of the same affiliated, consolidated, combined, unitary or other group with such other Person, or (c) Liability for the payment of any amounts of the type described in clause (a) arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or required to be included) in any Tax Return relating thereto).

Appendix A-7

“Tax Return” means any written or electronic report, return, declaration, certificate, claim for refund or other information or statement filed or required to be filed relating to Taxes, including any schedules or attachments thereto and any amendments thereof.

“Technology” means any algorithms, confidential or proprietary information or data, designs, discoveries, domain names, formulae, ideas, inventions, know-how, logos, methods, models, names, processes, research, software, techniques, technology, works of authorship, and general intangibles of like nature, whether patentable or unpatentable and whether or not reduced to practice.

“Third Party” means any Person other than Sellers, Buyer or any of their respective Affiliates.

“Transaction Documents” means this Agreement, and all other agreements, instruments, certificates and other documents to be entered into or delivered by any party in connection with the transactions contemplated by this Agreement.

“Transferred Contractors” has the meaning set forth in Section 6.01.

“Transferred Employees” has the meaning set forth in Section 6.01.

“VLT Business” has the meaning set forth in the recitals.

Appendix A-8

EXHIBIT A

FORM OF SALE ORDER

Exhibit A-1

EXHIBIT B

LIST OF ASSUMED EXECUTORY CONTRACTS

See attached

Exhibit B-1

EXHIBIT C

LIST OF POTENTIAL ASSUMED EXECUTORY CONTRACTS

See attached

Exhibit C-1

EXHIBIT D

OTHER EXCLUDED ASSETS

Such portion of the amounts refunded to the Sellers after the date of the Agreement, up to a maximum aggregate of $300,000, by the City of Reno or its taxing authorities equal to the amount of the federal income tax liability incurred by Sellers as a result of accelerated depreciation recapture following the consummation of the transactions contemplated by the Agreement, it being understood that the remainder of such refunded amounts shall be Acquired Assets.

See attached

Exhibit D-1

EXHIBIT E

FORM OF GENERAL ASSIGNMENT AND BILL OF SALE1

This General Assignment and Bill of Sale (this “General Assignment and Bill of Sale”) is being delivered pursuant to that certain Asset Purchase Agreement, dated as of August 8, 2012 (the “Asset Purchase Agreement”) by and between GameTech International, Inc., a Delaware corporation; GameTech Arizona Corporation, an Arizona corporation; GameTech Canada Corp., a corporation organized under the laws of Nova Scotia; and GameTech Mexico S. de R.L. de C.V., a company organization under the laws of Mexico (collectively, “Assignor”), YI GT Acquisition, Inc., a Delaware corporation (“Assignee”) and solely with respect to Section 2.06(e), Yuri Itkis Gaming Trust of 1993.

A.           Assignor and Assignee have entered into the Asset Purchase Agreement, assigning, among other things, all right, title and interest in and to the Acquired Assets from Assignor to Assignee.

B.           Any capitalized term used but not otherwise defined in this General Assignment and Bill of Sale has the meaning ascribed to such term in the Asset Purchase Agreement.

NOW, THEREFORE, in consideration of the good and valuable consideration set forth in the Asset Purchase Agreement, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby sells, conveys, assigns, transfers and delivers to Assignee and its successors and assigns, free and clear of all Liens and Claims, effective as of 11:59 p.m. Las Vegas, Nevada time on September  __, 2012 (the “Effective Time”), all of Assignor’s right, title and interest in and to all of the Acquired Assets.

Assignor agrees (a) to furnish upon request to Assignee such further information, (b) to execute and deliver to Assignee such other documents, and (c) to do such other acts and things, all as Assignee may reasonably request for the purpose of carrying out the intent of this General Assignment and Bill of Sale and the transactions contemplated by this General Assignment and Bill of Sale.

The terms of the Asset Purchase Agreement, including but not limited to the representations, warranties, covenants and agreements relating to the Acquired Assets set forth in the Asset Purchase Agreement, are incorporated herein by this reference.  Assignor acknowledges and agrees that the representations, warranties, covenants and agreements set forth in the Asset Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein.  To the extent any terms and provisions of this General Assignment and Bill of Sale are in any way inconsistent with or in conflict with any term, condition or provision of the Asset Purchase Agreement, the Asset Purchase Agreement shall govern and control.

1 In the event that Buyer designates one or more of its Affiliates to acquire the Acquired Assets pursuant to the Asset Purchase Agreement, this Form shall be modified as appropriate by Sellers to the extent necessary to reflect such designated Affiliate(s) as the applicable Assignee.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit E-1

IN WITNESS WHEREOF, Assignor has caused this General Assignment and Bill of Sale to be executed by its duly authorized representative as of the Effective Time.

ASSIGNOR:
GAMETECH INTERNATIONAL, INC.

_______________________________________
By:
Name:
Title:

GAMETECH ARIZONA CORP.

_______________________________________
By:
Name:
Title:

GAMETECH CANADA CORP.

_______________________________________
By:
Name:
Title:

GAMETECH MEXICO S. DE R.L. DE C.V.

_______________________________________
By:
Name:
Title:

Exhibit E-2

EXHIBIT F

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT2

This Assignment and Assumption Agreement (this “Assignment and Assumption”) is made and entered into as of September __, 2012, by and among GameTech International, Inc., a Delaware corporation; GameTech Arizona Corporation, an Arizona corporation; GameTech Canada Corp., a corporation organized under the laws of Nova Scotia; and GameTech Mexico S. de R.L. de C.V., a company organization under the laws of Mexico (collectively, “Assignor”) and YI GT Acquisition, Inc., a Delaware corporation (“Assignee”).

RECITALS

A.           Assignor and Assignee are parties to that certain Asset Purchase Agreement, dated as of August 8, 2012 (the “Asset Purchase Agreement”), pursuant to which Assignee has agreed to purchase from Assignor the Acquired Assets.

B.           Upon the terms and subject to the conditions of the Asset Purchase Agreement, Assignor has agreed to assign the Acquired Assets to Assignee, and Assignee has agreed to assume from Assignor the Assumed Obligations.

C.           Any capitalized term used but not otherwise defined in this Assignment and Assumption has the meaning ascribed to such term in the Asset Purchase Agreement.

NOW, THEREFORE, in consideration of the good and valuable consideration set forth in the Asset Purchase Agreement and the premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.           Assignment and Assumption.  Effective as of 11:59 p.m. Las Vegas, Nevada time on September __, 2012 (the “Effective Time”), Assignor hereby assigns to Assignee, and Assignee hereby assumes from Assignor and shall thereafter be responsible for the payment, performance or discharge of the Assumed Obligations.  Notwithstanding anything to the contrary in this Assignment and Assumption, except for the Assumed Obligations, Assignee shall not assume and shall not be in any way liable or responsible for (whether directly, indirectly, contingently or otherwise) any Excluded Liabilities, and the parties hereto agree that all such Excluded Liabilities shall remain the sole responsibility of Assignor.

2.           Terms of the Asset Purchase Agreement.  The terms of the Asset Purchase Agreement, including but not limited to the representations, warranties, covenants and agreements relating to the Assumed Obligations set forth in the Asset Purchase Agreement, are incorporated herein by this reference.  Assignor acknowledges and agrees that the representations, warranties, covenants and agreements set forth in the Asset Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein.  To the extent any terms and provisions of this Assignment and Assumption are in any way inconsistent with or in conflict with any term, condition or provision of the Asset Purchase Agreement, the Asset Purchase Agreement shall govern and control.

3.           Further Assurances.  Assignor and Assignee each agrees (a) to furnish upon request to each other party hereto such further information, (b) to execute and deliver to each other party hereto such other documents, and (c) to do such other acts and things, all as the other party hereto may reasonably request for the purpose of carrying out the intent of this Assignment and Assumption and the transactions contemplated by this Assignment and Assumption.

2 In the event that Buyer designates one or more of its Affiliates to acquire the Acquired Assets and/or assume the Assumed Obligations pursuant to the Asset Purchase Agreement, this Form shall be modified as appropriate by Buyer and Seller to the extent necessary to reflect such designated Affiliate(s) as the applicable Assignee.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit F-1

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed by their duly authorized representatives as of the date first above written.

ASSIGNOR:
GAMETECH INTERNATIONAL, INC.

_______________________________________
By:
Name:
Title:

GAMETECH ARIZONA CORP.

_______________________________________
By:
Name:
Title:

GAMETECH CANADA CORP.

_______________________________________
By:
Name:
Title:

GAMETECH MEXICO S. DE R.L. DE C.V.

_______________________________________
By:
Name:
Title:

ASSIGNEE:
YI GT ACQUISITION, INC.

_______________________________________
By:
Name:
Title:

Exhibit F-2

EXHIBIT G

FORM OF PATENT ASSIGNMENT3

IN THE UNITED STATES PATENT AND TRADEMARK OFFICE

PATENT ASSIGNMENT

This Patent Assignment (this “Patent Assignment”) is being delivered pursuant to that certain Asset Purchase Agreement, dated as of September  __, 2012 (the “Asset Purchase Agreement”) by and between GameTech International, Inc., a Delaware corporation; GameTech Arizona Corporation, an Arizona corporation; GameTech Canada Corp., a corporation organized under the laws of Nova Scotia; and GameTech Mexico S. de R.L. de C.V., a company organization under the laws of Mexico (collectively, “Assignor”), YI GT Acquisition, Inc., a Delaware corporation (“Assignee”) and solely with respect to Section 2.06(e), Yuri Itkis Gaming Trust of 1993.

A.           Assignor owns certain patent applications and/or registrations, as listed in Attachment A attached hereto and incorporated herein by this reference (the “Patents”).

B.           Assignor and Assignee have entered into the Asset Purchase Agreement, assigning, among other things, all right, title and interest in and to the Patents from Assignor to Assignee.

C.           Any capitalized term used but not otherwise defined in this Patent Assignment has the meaning ascribed to such term in the Asset Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration as set forth in the Asset Purchase Agreement, the receipt and sufficiency of which hereby is acknowledged, Assignor hereby sells, conveys, assigns, transfers and delivers to Assignee and its successors and assigns, free and clear of all Liens and Claims, effective as of 11:59 p.m. Las Vegas, Nevada time on September  __, 2012(the “Effective Time”), Assignor’s entire right, title and interest in and to the Patents, including all divisions, continuations, continuations-in-part, reexaminations, substitutions, reissues, extensions and renewals of the applications and registrations for the Patents (and the right to apply for any of the foregoing); all rights to causes of action and remedies related thereto (including, without limitation, the right to sue for past, present or future infringement, misappropriation or violation of rights related to the foregoing); and any and all other rights and interests arising out of, in connection with or in relation to the Patents.

3 In the event that Buyer designates one or more of its Affiliates to acquire the Acquired Assets pursuant to the Asset Purchase Agreement, this Form shall be modified as appropriate by Seller to the extent necessary to reflect such designated Affiliate(s) as the applicable Assignee.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit G-1

IN WITNESS WHEREOF, Assignor has caused this Patent Assignment to be executed by its duly authorized representative as of the Effective Time.

ASSIGNOR:
GAMETECH INTERNATIONAL, INC.

_______________________________________
By:
Name:
Title:

GAMETECH ARIZONA CORP.

_______________________________________
By:
Name:
Title:

GAMETECH CANADA CORP.

_______________________________________
By:
Name:
Title:

GAMETECH MEXICO S. DE R.L. DE C.V.

_______________________________________
By:
Name:
Title:

Exhibit G-2

STATE OF _______________                        )
) ss.
COUNTY OF _____________                         )

On _______________________, 200_, before me, the undersigned notary public in and for said County and State, personally appeared _____________________________________________ ____________________________________________________________________________,

____               personally known to me [or]
____               proved to me on the basis of satisfactory evidence

to be the person(s) whose name(s) __________________ subscribed to the within instrument and acknowledged to me that __________________ executed the same in ____________________ authorized capacity(ies) and that, by _______________ signature(s) on the instrument, the person(s) or the entity(ies) upon behalf of which the person(s) acted executed the instrument.

Witness my hand and official seal.
________________________________
My commission expires on
__________________________

Exhibit G-3

ATTACHMENT A TO PATENT ASSIGNMENT

See attached

Exhibit G-4

EXHIBIT H

FORM OF COPYRIGHT ASSIGNMENT4

IN THE UNITED STATES COPYRIGHT OFFICE

COPYRIGHT ASSIGNMENT

This Copyright Assignment (this “Copyright Assignment”) is being delivered pursuant to that certain Asset Purchase Agreement, dated as of July  30, 2012 (the “Asset Purchase Agreement”) by and between GameTech International, Inc., a Delaware corporation; GameTech Arizona Corporation, an Arizona corporation; GameTech Canada Corp., a corporation organized under the laws of Nova Scotia; and GameTech Mexico S. de R.L. de C.V., a company organization under the laws of Mexico (collectively, “Assignor”), YI GT Acquisition, Inc., a Delaware corporation (“Assignee”) and solely with respect to Section 2.06(e), Yuri Itkis Gaming Trust of 1993.

A.           Assignor owns certain works of authorship and/or copyrights, and registrations for such works of authorship and copyrights, as set forth in Attachment A attached hereto and incorporated herein by this reference (“Copyrights”).

B.           Assignor and Assignee have entered into the Asset Purchase Agreement, assigning, among other things, all right, title and interest in and to the Copyrights from Assignor to Assignee.

C.           Any capitalized term used but not otherwise defined in this Copyright Assignment has the meaning ascribed to such term in the Asset Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration as set forth in the Asset Purchase Agreement, the receipt and sufficiency of which hereby is acknowledged, Assignor hereby sells, conveys, assigns, transfers and delivers to Assignee and its successors and assigns, free and clear of all Liens and Claims, effective as of 11:59 p.m. Las Vegas, Nevada time on September __, 2012 (the “Effective Time”), Assignor’s entire right, title and interest in and to the Copyrights, including all registrations for the Copyrights (and the right to apply for any of the foregoing); all rights to causes of action and remedies related thereto (including, without limitation, the right to sue for past, present or future infringement, misappropriation or violation of rights related to the foregoing); and any and all other rights and interests arising out of, in connection with or in relation to the Copyrights.

4 In the event that Buyer designates one or more of its Affiliates to acquire the Acquired Assets pursuant to the Asset Purchase Agreement, this Form shall be modified as appropriate by Seller to the extent necessary to reflect such designated Affiliate(s) as the applicable Assignee.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit H-1

IN WITNESS WHEREOF, Assignor has caused this Copyright Assignment to be executed by its duly authorized representative as of the Effective Time.

ASSIGNOR:
GAMETECH INTERNATIONAL, INC.

_______________________________________
By:
Name:
Title:

GAMETECH ARIZONA CORPORATION

_______________________________________
By:
Name:
Title:

GAMETECH CANADA CORP.

_______________________________________
By:
Name:
Title:

GAMETECH MEXICO S. DE R.L. DE C.V.

_______________________________________
By:
Name:
Title:

Exhibit H-2

STATE OF _______________                        )
) ss.
COUNTY OF _____________                         )

On _______________________, 200_, before me, the undersigned notary public in and for said County and State, personally appeared _____________________________________________ ____________________________________________________________________________,

____               personally known to me [or]
____               proved to me on the basis of satisfactory evidence

to be the person(s) whose name(s) __________________ subscribed to the within instrument and acknowledged to me that __________________ executed the same in ____________________ authorized capacity(ies) and that, by _______________ signature(s) on the instrument, the person(s) or the entity(ies) upon behalf of which the person(s) acted executed the instrument.
Witness my hand and official seal.
________________________________
My commission expires on
__________________________

Exhibit H-3

ATTACHMENT A TO COPYRIGHT ASSIGNMENT

See attached

Exhibit H-4

EXHIBIT I

FORM OF TRADEMARK ASSIGNMENT5

IN THE UNITED STATES PATENT AND TRADEMARK OFFICE

TRADEMARK ASSIGNMENT

This Trademark Assignment (this “Trademark Assignment”) is being delivered pursuant to that certain Asset Purchase Agreement, dated as of August 8, 2012 (the “Asset Purchase Agreement”) by and between GameTech International, Inc., a Delaware corporation; GameTech Arizona Corporation, an Arizona corporation; GameTech Canada Corp., a corporation organized under the laws of Nova Scotia; and GameTech Mexico S. de R.L. de C.V., a company organization under the laws of Mexico (collectively, “Assignor”), YI GT Acquisition, Inc., a Delaware corporation (“Assignee”) and solely with respect to Section 2.06(e), Yuri Itkis Gaming Trust of 1993.

A.           Assignor owns certain trademarks and/or service marks, and applications and/or registrations for such marks, as listed in Attachment A attached hereto and incorporated herein by this reference (the “Marks”).

B.           Assignor and Assignee have entered into the Asset Purchase Agreement, assigning, among other things, all right, title and interest in and to the Marks from Assignor to Assignee.

C.           Any capitalized term used but not otherwise defined in this Trademark Assignment has the meaning ascribed to such term in the Asset Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration as set forth in the Asset Purchase Agreement, the receipt and sufficiency of which hereby is acknowledged, Assignor hereby sells, conveys, assigns, transfers and delivers to Assignee and its successors and assigns, free and clear of all Liens and Claims, effective as of 11:59 p.m. Las Vegas, Nevada time on September  __, 2012 (the “Effective Time”), Assignor’s entire right, title and interest in and to the Marks, and to the applications and/or registrations for the Marks, together with the goodwill of the business symbolized by the Marks, including the right to sue and recover for any past infringement thereof.

5 In the event that Buyer designates one or more of its Affiliates to acquire the Acquired Assets pursuant to the Asset Purchase Agreement, this Form shall be modified as appropriate by Seller to the extent necessary to reflect such designated Affiliate(s) as the applicable Assignee.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit I-1

  IN WITNESS WHEREOF, Assignor has caused this Trademark Assignment to be executed by its duly authorized representative as of the Effective Time.

ASSIGNOR:
GAMETECH INTERNATIONAL, INC.

_______________________________________
By:
Name:
Title:

GAMETECH ARIZONA CORPORATION

_______________________________________
By:
Name:
Title:

GAMETECH CANADA CORP.

_______________________________________
By:
Name:
Title:

GAMETECH MEXICO S. DE R.L. DE C.V.

_______________________________________
By:
Name:
Title:

Exhibit I-2

ATTACHMENT A TO TRADEMARK ASSIGNMENT

See attached

Exhibit I-3

EXHIBIT J

FORM OF DOMAIN NAME ASSIGNMENT AGREEMENT6

DOMAIN NAMES ASSIGNMENT AGREEMENT

This Domain Names Assignment Agreement (this “Domain Names Assignment Agreement”) is made as of September __, 2012, by and between GameTech International, Inc., a Delaware corporation; GameTech Arizona Corporation, an Arizona corporation; GameTech Canada Corp., a corporation organized under the laws of Nova Scotia; and GameTech Mexico S. de R.L. de C.V., a company organization under the laws of Mexico (collectively, “Assignor”) and YI GT Acquisition, Inc., a Delaware corporation (“Assignee”).

RECITALS

A.           Assignor is the sole owner of all right, title and interest in and to the domain names set forth on Section 3.9(a) of the Seller Disclosure Schedule (collectively, the “Domain Names”) as part of the entire business or portion thereof to which the Domain Names pertain.

B.           Assignor has duly registered the Domain Names with [NAME OF REGISTAR] (the “Registrar”).

C.           Assignor and Assignee have entered into that certain Asset Purchase Agreement, dated as of July  30, 2012 (the “Asset Purchase Agreement”), assigning, among other things, all right, title and interest in and to the Domain Names from Assignor to Assignee.

D.           Any capitalized term used but not otherwise defined in this Domain Names Assignment Agreement has the meaning ascribed to such term in the Asset Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

1.           Assignment.  Assignor hereby sells, conveys, assigns, transfers and delivers to Assignee and its successors and assigns, free and clear of all Liens and Claims, effective as of 11:59 p.m. Las Vegas, Nevada time on September  __, 2012 (the “Effective Time”) and as contemplated by the Asset Purchase Agreement, all of Assignor’s right, title and interest throughout the world in and to the Domain Names.

2.           Transfer of Domain Names and Rights.  Assignor has prepared and submitted or will promptly prepare and submit to the appropriate individuals or entities all forms and other documents requested by Buyer to transfer the Domain Names and Rights to Buyer.  Further, Assignor will take all other actions requested by Buyer to transfer the Domain Names and Rights to Buyer.

3.           Further Assurances.  Assignor agrees (a) to furnish upon request to Assignee such further information, (b) to execute and deliver to Assignee such other documents, and (c) to do such other acts and things, all as Assignee may reasonably request for the purpose of carrying out the intent of this Domain Names Assignment Agreement and the transactions contemplated by this Domain Names Assignment Agreement.

6 In the event that Buyer designates one or more of its Affiliates to acquire the Acquired Assets pursuant to the Asset Purchase Agreement, this Form shall be modified as appropriate by Buyer and Seller to the extent necessary to reflect such designated Affiliate(s) as the applicable Assignee.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit J-1

IN WITNESS WHEREOF, the parties hereto have caused this Domain Names Assignment Agreement to be executed by their duly authorized representatives as of the date first above written.

ASSIGNOR:
GAMETECH INTERNATIONAL, INC.

_______________________________________
By:
Name:
Title:

GAMETECH ARIZONA CORPORATION

_______________________________________
By:
Name:
Title:

GAMETECH CANADA CORP.

_______________________________________
By:
Name:
Title:

GAMETECH MEXICO S. DE R.L. DE C.V.

_______________________________________
By:
Name:
Title:

ASSIGNEE:
YI GT ACQUISITION, INC.

_______________________________________
By:
Name:
Title:

Exhibit J-2

EXHIBIT K

FORM OF FIRPTA CERTIFICATE

FIRPTA NOTIFICATION LETTER

CERTIFICATE OF NON-FOREIGN STATUS

1.           Section 1445 of the U.S. Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.  To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by  GameTech International, Inc., a Delaware corporation and GameTech Arizona Corp., an Arizona corporation (collectively, the “Sellers”), the undersigned hereby certifies under penalties of perjury the following on behalf of the respective Seller:

(a)           Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder) or a nonresident alien for U.S. income tax purposes;

(b)           GameTech International, Inc.’s U.S. employer identification number is 33-0612983 and GameTech Arizona Corp.’s U.S. employer identification number is [_________________]; and

(c)           GameTech International, Inc.’s office address is 8850 Double Diamond Parkway, Reno, Nevada  89521 and GameTech Arizona Corp.’s office address is [___________________________].

(d)           As of the date hereof, Seller is not a “U.S. real property holding corporation” (a “USRPHC”) as defined in § 897(c)(2) of the Code and Treas. Reg. § 1.897-2(b), and the Company has not been a USRPHC for the five-year period ending on the date hereof.

2.           Each Seller understands that this Certification may be disclosed to the U.S. Internal Revenue Service by the transferee and hereby consents to such disclosure, and each Seller understands that any false statement contained herein could be punished by fine, imprisonment, or both.

3.           Under penalties of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of the respective Seller.

GAMETECH INTERNATIONAL, INC.

By:
Name:
Title:
Dated:

GAMETECH ARIZONA CORP.

By:
Name:
Title:
Dated:

Exhibit K-1

EXHIBIT L

ASSIGNMENT CONSENTS

Each Potential Assumed Executory Contract set forth on Exhibit C if and only if such Potential Assumed Executory Contract becomes an Assumed Executory Contract pursuant to Section 2.01(b).

See attached

Exhibit L-1

EXHIBIT M

FORM OF BIDDING PROCEDURES ORDER

Exhibit M-1